UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

SIMMONS FIRST NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:
NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation (“Company”) will be held in the Ryburn Community Room of the Company’s Pine Bluff, Arkansas, headquarters (501 Main St., Pine Bluff, Arkansas, 71601) at 8:30 A.M. Central Time, on Wednesday, April 17, 2019, for the following purposes:
1.
To fix at 15 the number of directors to be elected at the meeting;

2.
To elect 15 persons as directors to serve until the next annual shareholders’ meeting and until their successors have been duly elected and qualified;

3.
To consider adoption of a non-binding resolution approving the compensation of the named executive officers of the Company;

4.
To consider ratification of the Audit Committee’s selection of the accounting firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2019;

5.
To consider an amendment to the Simmons First National Corporation 2015 Employee Stock Purchase Plan to increase the number of offerings from 10 to 20 and the number of shares reserved for issuance from 200,000 to 500,000; and

6.
To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only shareholders of record at the close of business on February 12, 2019, will be entitled to vote at the meeting.
BY ORDER OF THE BOARD OF DIRECTORS:
Patrick A. Burrow, Secretary
Pine Bluff, Arkansas
March 12, 2019

ANNUAL MEETING OF SHAREHOLDERS
SIMMONS FIRST NATIONAL CORPORATION
P. O. Box 7009
Pine Bluff, Arkansas 71611
PROXY STATEMENT
Meeting to be held on April 17, 2019
Proxy and Proxy Statement furnished on or about March 12, 2019
The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Simmons First National Corporation (“Company”) for use at the annual meeting of the shareholders of the Company to be held on Wednesday, April 17, 2019, at 8:30 a.m. Central Time, in the Ryburn Community Room of the Company’s Pine Bluff, Arkansas, principal executive offices (501 Main St., Pine Bluff, Arkansas, 71601) or at any adjournment or adjournments thereof. When such proxy is properly executed and returned, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted “For” Proposals 1, 2, 3, 4, and 5.
REVOCABILITY OF PROXY
Any shareholder giving a proxy has the power to revoke it at any time before it is voted.
COSTS AND METHOD OF SOLICITATION
The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, electronic communications and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.
OUTSTANDING SECURITIES AND VOTING RIGHTS
At the meeting, holders of the $0.01 par value Class A common stock (the “Common Stock”) of the Company will be entitled to one vote, in person or by proxy, for each share of the Common Stock owned of record as of the close of business on February 12, 2019. On that date, the Company had 92,518,010 shares of the Common Stock outstanding and entitled to vote at the meeting. 3,512,006 of such shares were held by the trust division of Simmons Bank (“Bank”) in a fiduciary capacity, of which 134,954 shares cannot be voted by the Bank at the meeting.
All actions requiring a vote of the shareholders must be taken at a meeting at which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to Proposals 1, 3, 4, and 5 approval requires that the votes cast “for” the proposal exceed the votes cast “against” it.
To be elected in an “uncontested election,” which is an election in which the number of nominees for director is less than or equal to the number of directors to be elected, a nominee for director must receive a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon. To be elected in a “contested election,” which is an election in which the number of nominees for director is greater than the number of directors to be elected, a nominee for director must receive a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon. All proxies submitted will be tabulated by Computershare, the transfer agent for the Common Stock.
With respect to the election of directors, a shareholder may withhold authority to vote for a particular nominee by checking the “withhold” box by the nominee’s name where it appears on the enclosed proxy card. In an uncontested election, withholding authority for a nominee will have the effect of voting against such nominee. The enclosed proxy card also provides a method for shareholders to abstain from voting on each other matter presented. By abstaining with respect to Proposals 1, 3, 4, or 5, shares will not be voted either for or against the subject proposals, but will be counted for quorum purposes. Abstentions, therefore, will not affect the outcome of the vote on any of the proposals being voted upon. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.
If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory rules of Financial Industry Regulatory Authority and New York Stock Exchange, brokers or other nominees may not exercise discretionary voting power on the election of directors, executive compensation or other significant matters as determined by the Securities and Exchange Commission. While brokers or other nominees might still be permitted to exercise discretionary voting power for Proposal 4 (the ratification of BKD, LLP as our independent auditor), brokers and other nominees may not exercise discretionary voting power for Proposals 1 through 3 (number of directors, election of directors and approval of executive compensation) or Proposal 5 (amendments to the 2015 Employee Stock Purchase Plan). Due to the broad and indefinite scope of the discretionary voting prohibition, it is not expected that brokers or other nominees will attempt to exercise any discretionary voting power. As a result, if you do not provide specific voting instructions to your record holder, the record holder may not vote the shares on Proposals 1 through 3 or Proposal 5. Accordingly, it is particularly important that you provide voting instructions to your broker or other nominee so that your shares may be voted on the matters presented at the Annual Meeting.
If your shares are treated as a broker non-vote, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes will not be included in vote totals (neither for nor against) and therefore will not affect the outcome of the vote on any of the proposals being voted upon.
In the event a shareholder executes the proxy but does not mark the ballot to vote (or abstain) on any one or more of the proposals, the proxy will be voted “For” Proposals 1, 2, 3, 4, and 5. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this Proxy Statement, the Board has no knowledge of any such other matter which will come before the meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, the number of shares owned by the named executive officers in the Summary Compensation Table and by all directors and executive officers as a group.
Name and Address of Beneficial Owner	Shares Owned Beneficially(a)	Percent of Class
BlackRock, Inc.(b) 40 East 52nd Street New York, New York 10022	13,561,463	14.66%
The Vanguard Group(c) 100 Vanguard Blvd. Malvern, PA 19355	8,632,444	9.33%
Dimensional Fund Advisors LP(d) Building One 6200 Bee Cave Road Austin, TX 78746	5,353,621	5.79%

Name and Address of Beneficial Owner	Shares Owned Beneficially(a)	Percent of Class
George A. Makris Jr.(e)	565,967	*
Robert A. Fehlman(f)	160,533	*
Marty D. Casteel(g)	214,062	*
Stephen C. Massanelli(h)	72,114	*
Patrick A. Burrow(i)	86,341	*
Mark W. Funke(j)	118,503	*
Barry K. Ledbetter(k)	99,005	*
All directors and officers as a group (22 persons)	1,870,583	2.02%

*
The shares beneficially owned represent less than 1% of the outstanding common shares.

(a)
Under the applicable rules, “beneficial ownership” of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

(b)
These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Investment Management Australia Limited, BlackRock Advisors, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management UK Limited, BlackRock Asset Management Canada Limited, BlackRock Netherlands B.V., BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC.

(c)
These shares may be owned by one or more of the following entities controlled by The Vanguard Group, Inc.: The Vanguard Group, Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(d)
These shares may be owned by investment companies, commingled funds, group trusts, and separate accounts for which Dimensional Fund Advisors LP serves as investment adviser, sub-adviser, and/or investment manager.

(e)
Mr. Makris owned of record 141,444 shares; 220,766 shares are held jointly with his spouse; 8,100 shares are held in his IRA; 9,500 shares are held in his wife’s IRA, 3,742 shares held in a trust for his benefit, 1,016 shares were held in his account in the Company’s 401(k) Plan; 2,669 shares were held in his account in SFNC Employee Stock Purchase Plan and 178,730 shares were deemed held through exercisable stock options.

(f)
Mr. Fehlman owned of record 67,825 shares; 15,272 shares were held in his fully vested account in the Company’s 401(k) Plan; 1,266 shares were held in his account in SFNC Employee Stock Purchase Plan and 76,170 shares were deemed held through exercisable stock options.

(g)
Mr. Casteel owned of record 101,922 shares; 8,306 shares were owned jointly with his wife; 22,434 shares were held in his fully vested account in the Company’s 401(k) Plan; 5,230 shares were held in his account in SFNC Employee Stock Purchase Plan and 76,170 shares were deemed held through exercisable stock options.

(h)
Mr. Massanelli owned of record 32,644 shares; 4,700 shares were held in his IRA; 300 shares were held in his fully vested account in the Company’s 401(k) Plan and 34,470 shares were deemed held through exercisable stock options.

(i)
Mr. Burrow owned of record 43,122 shares; 300 shares were held in his fully vested account in the Company’s 401(k) Plan; 1,469 shares were held in his account in SFNC Employee Stock Purchase Plan and 41,450 shares were deemed held through exercisable stock options.

(j)
Mr. Funke owned of record 100,233 shares; 5,000 shares were held by him as custodian for his grandchild under the Uniform Transfers to Minors Act; and 13,270 shares were held in his IRA.

(k)
Mr. Ledbetter owned of record 62,855 shares and 36,150 shares were deemed held through exercisable stock options.

PROPOSAL 1 — FIX THE NUMBER OF DIRECTORS
At the 2018 annual shareholders’ meeting, the number of directors was set at fifteen (15), and the fifteen (15) nominees were elected. The Board has considered the number of directors that should serve on the Board for the ensuing year and has set the number of directors to be elected at the 2019 annual meeting at fifteen (15). The Board is presenting its decision to set the number of directors to be elected to the Board at the annual meeting at fifteen (15) to the shareholders for ratification.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO RATIFY THE ACTION OF THE BOARD TO FIX THE NUMBER OF DIRECTORS AT FIFTEEN (15).
PROPOSAL 2 — ELECTION OF DIRECTORS
Each of the persons named below is presently serving as a director of the Company for a term which ends on April 17, 2019, or such other date upon which a successor is duly elected and qualified. The Board has evaluated the independence of each director serving on the Board and its committees under applicable law and regulations and the listing standards of the NASDAQ. The table below summarizes the findings of the Board:
Name	Board of Directors	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Risk Committee
Jay D. Burchfield	Independent	Independent	Independent	*	*
William E. Clark, II	Independent	*	*	*	Independent
Steven A. Cossé	Independent	Independent	Independent	Independent	Independent
Mark C. Doramus	Independent	*	Independent	*	Independent
Edward Drilling	Independent	Independent	*	*	Independent
Eugene Hunt	Independent	Independent	*	*	Independent
Jerry Hunter	Independent	*	Independent	Independent	*
Christopher R. Kirkland	Independent	*	*	*	*
Susan Lanigan	Independent	*	Independent	Independent	Independent
W. Scott McGeorge	Independent	Independent	Independent	Independent	*
George A. Makris, Jr.	Not Independent	*	*	*	*
Tom Purvis	Independent	*	*	*	*
Robert L. Shoptaw	Independent	Independent	Independent	Independent	Independent
Russell W. Teubner	Independent	*	*	*	Independent
Mindy West	Independent	Independent	Independent	*	*

*
The director is not a member of the Committee.

In the evaluation of Mr. Clark’s independence, the Board considered the engagement of Clark Contractors, LLC by the Bank as general contractor for the renovation of the Bank’s office building in Little Rock, Arkansas (Mr. Clark holds a majority interest, and is the chairman and chief executive officer of, Clark Contractors, LLC). In the evaluation of Mr. Doramus’s independence, the Board considered investment banking services provided by Stephens, Inc. in connection with the Company’s offering of subordinated debt in 2018; brokerage services provided by Stephens, Inc. for securities transactions in

Company-related securities accounts held at Stephens, Inc.; and insurance services provided by insurance agency affiliates of Stephens, Inc. in connection with corporate insurance policies maintained by the Company in 2018 (Mr. Doramus is the chief financial officer of Stephens, Inc.).
The proxies hereby solicited will be voted for the election of the nominees shown below, as directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy will be exercised to vote for the election of a substitute or substitutes. Management has no reason to believe that any substitute nominee or nominees will be required.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE BELOW-NAMED NOMINEES FOR ELECTION TO THE BOARD.
Jay Burchfield
Mr. Burchfield, 72, was appointed to the Board in 2015. He is the retired Chairman of Ozark Trust and Investment Corporation and its subsidiary company, Trust Company of the Ozarks. His career has spanned over 40 years, primarily in the banking and financial services industry. Mr. Burchfield formerly served as an Advisory Director of Liberty Bancshares, Inc., which was acquired by the Company in February 2015.
He received a B.S. degree in Marketing in 1968 and M.S. degree in Education in 1972 from Central Missouri State University. Mr. Burchfield graduated from the Graduate School of Banking of the South at Louisiana State University in 1980. Mr. Burchfield is a veteran of the U. S. Army.
Mr. Burchfield currently serves as a Director of O’Reilly Automotive, Inc. In this role, he serves as Lead Director and as a member of its Compensation and Audit Committees. Mr. Burchfield also serves as Senior Principal of SilverTree Companies, a real estate company.
The Board believes that Mr. Burchfield’s experience and expertise in the banking industry, strategic business development, executive compensation and leadership development will be beneficial in the management of the Company’s operations.
William E. Clark, II
Mr. Clark, 49, was elected to the Board in 2008. He is the Chief Executive Officer of Clark Contractors, LLC, a general contractor involved in commercial construction throughout the United States. Prior to the formation of Clark Contractors, LLC in 2009, he was employed by CDI Contractors from 1994 through 2009, where he served in various capacities culminating in his serving as Chief Executive Officer from 2007 to 2009. Mr. Clark received a B.S.B.A. degree in Business Management from the University of Arkansas in 1991.
He is president of Fifty for the Future, immediate past chairman of the UAMS Foundation Fund Board of Directors, a past President/Chairman for the UAMS Consortium, Arkansas Children’s Hospital Committee for the Future, and St. Vincent Foundation, and a member of the Young Presidents Organization, the Dean’s Executive Advisory Board for the Walton College of Business at the University of Arkansas, and Arkansas Executive Forum.
The Board believes that Mr. Clark’s experience within the commercial construction industry provides needed skills in the assessment of the construction industry utilized by the Company in setting policies involving the allocation of credit and lending priorities.
Steven A. Cossé
Mr. Cossé, 71, was elected to the Board in 2004. On August 31, 2013, he retired as President and CEO of Murphy Oil Corporation, a Fortune 500 company listed on the New York Stock Exchange, following his election on June 20, 2012. Mr. Cossé has previously served as the Executive Vice President and General Counsel for Murphy Oil Corporation. He had served as General Counsel since 1991 and had also previously served as Senior Vice President, Vice President and Principal Financial Officer. Prior to joining

Murphy Oil Corporation as General Counsel, he served for eight years as General Counsel for Ocean Drilling & Exploration Company in New Orleans, Louisiana, a NYSE listed, majority-owned subsidiary of Murphy Oil Corporation. Mr. Cossé received a B.A. degree in Government from Southeastern Louisiana University in 1969 and a Juris Doctorate degree from Loyola University in 1974.
Mr. Cossé also currently serves on the boards of Murphy Oil Corporation (a NYSE listed company), and SHARE Foundation. He is past chairman of the South Arkansas Chapter of the American Red Cross and is on the advisory board of Turning Point. Mr. Cossé is a member of the Louisiana Bar Association, Arkansas Bar Association and Union County Bar Association. He is also a member of the Board of Trustees of Loyola University New Orleans.
The Board believes that Mr. Cossé’s experience as an executive officer, general counsel and principal financial officer, provides needed skills in the assessment of the oil industry utilized by the Company in setting policies involving the allocation of credit and lending priorities and in the legal, financial and general business issues facing publicly traded companies.
Mark C. Doramus
Mr. Doramus, 60, was appointed to the Board in 2015. He serves as Chief Financial Officer of Stephens Inc., an independent financial services firm headquartered in Little Rock, Arkansas. He has served in several capacities at Stephens, including the corporate finance department from 1988 to 1994, Assistant to the President from 1994 to 1996 and Chief Financial Officer since 1996.
He began his career in 1980 with Arthur Andersen & Co. in Dallas, Texas, where he worked as a Certified Public Accountant. He joined the Dallas, Texas office of Trammell Crow Company in 1983, where he worked until he joined Stephens in 1988.
Mr. Doramus was a member of the CHI St. Vincent Infirmary Board of Directors from 2007 to 2016, serving as chairman from 2012 to 2014. Mr. Doramus was a member of the University of Arkansas at Little Rock Board of Visitors from 2004 to 2016. Mr. Doramus served on the Winthrop Rockefeller Foundation board from 2004 to 2009, serving as Chairman in 2009.
Mr. Doramus graduated from Rhodes College in Memphis, Tennessee, with a B.A. degree in Economics and Business in 1980 and received his M.A. degree in Real Estate and Regional Science from Southern Methodist University in Dallas, Texas in 1982.
The Board believes that Mr. Doramus’ experience in accounting and the financial services industry provides needed skills for assisting in the management of the Company’s business, including risk management, internal controls and capital management.
Edward Drilling
Mr. Drilling, 63, was elected to the Board in 2008. He joined AT&T (then Southwestern Bell Telephone Company) in 1979 and has served in various operations positions including customer service, sales and marketing, and the external affairs organization. He was named President of AT&T’s Arkansas Division in 2002. Mr. Drilling currently serves as AT&T’s Senior Vice President of External and Regulatory Affairs, a position to which he was appointed in 2017. Mr. Drilling received a B.S. degree in Marketing from the Walton College at the University of Arkansas in 1978 and graduated from the Emory University Advanced Management Program in 1991.
Mr. Drilling has served on numerous boards over the last 30 years, including: past Chairman of the Arkansas State Chamber of Commerce, Arkansas Children’s Hospital Board of Trustees, University of Arkansas Board of Advisors, former President of the Little Rock Chamber of Commerce Board of Directors, UAMS Arkansas BioVentures Advisory Board, former President of Fifty for the Future, former Vice Chairman of the Arkansas Economic Development Commission.
The Board believes that Mr. Drilling’s experience as an executive within the telecommunication and information technology industry having participated in various industry transitions, mergers and technology changes provides needed skills in the assessment of the technology risks of the Company, the security measures to address these risks and valuable insights involving the executive management of a large enterprise.

Eugene Hunt
Mr. Hunt, 73, was elected to the Board in 2009. He is an attorney in private practice in Pine Bluff, Arkansas. Mr. Hunt began his practice in 1972 and has thereafter been involved in the active practice of law within Arkansas, primarily in Southeast Arkansas. He served as Judge on the Arkansas Court of Appeals from August through December 2008 and has served as a Special Circuit Judge and Special Justice on the Arkansas Supreme Court. Additionally, he served as Director of the Child Support Enforcement Unit, Jefferson County, Arkansas from 1990 – 2001. Mr. Hunt received a B.A. degree in History and Government from Arkansas AM&N College in 1969 and a Juris Doctorate degree from the University of Arkansas Law School in 1971.
Mr. Hunt also serves on the boards of The Economic Development Corporation of Jefferson County, Arkansas, Jefferson Hospital and Youth Partners. He is a member of the NAACP and has served as an NAACP Affiliate Attorney since 1978.
The Board believes that Mr. Hunt’s experience as an attorney and his long-term familiarity with the business and social environment in southeastern Arkansas provides needed skills and insight in the small business and consumer needs of the Company’s banking customers in one of its major markets, southeastern Arkansas.
Jerry Hunter
Mr. Hunter, 66, was appointed to the Board in January 2017. He is a partner in the Commercial Litigation and Labor & Employment Law Client Service Groups of the international law firm Bryan Cave Leighton Paisner LLP. Mr. Hunter previously served as Labor Counsel for the Kellwood Company, Director of the Missouri Department of Labor and Industrial Relations, and General Counsel of the National Labor Relations Board. Mr. Hunter received a Bachelor’s Degree in History and Government with a Minor in Mathematics from the University of Arkansas at Pine Bluff in 1974 and a Juris Doctor degree from Washington University School of Law in 1977.
Mr. Hunter has served on the boards of the Kellwood Company, Boys Hope Girls Hope International, Associated Industries of Missouri, St. Louis Regional Convention and Sports Complex Authority, U.S. Congress Office of Compliance, American Arbitration Association, Maryville University, and the U.S. Senate Small Business Committee Advisory Council.
The Board believes that Mr. Hunter’s experience as an attorney in senior-level governmental and private-sector roles, as well as his deep knowledge of labor and employment matters, provides needed skills and insight into the legal and regulatory environment in which the Company operates.
Christopher R. Kirkland
Mr. Kirkland, 49, was appointed to the Board in 2015. He is a private investor and conducts his real estate investment operation as The Kirkland Group. Mr. Kirkland most recently served as a principal of Anchor Investments, LLC, a private, real estate investment company based in Nashville, Tennessee. The Company had a strategic focus to acquire, own, develop and manage income-producing commercial properties in the Southeast United States and to purchase and reposition residential land or properties. Mr. Kirkland sold his interest in Anchor Investments in 2015.
Prior to forming Anchor Investments, Mr. Kirkland was the managing member of Kirkland Properties, LLC which he co-founded in 1994. While operating Kirkland Properties, Mr. Kirkland further developed skills as a successful investor in commercial real estate, focusing on the development or redevelopment and management of underperforming real estate assets. Mr. Kirkland also had an ownership interest in SouthLand Constructors, LLC, a commercial contracting company based in Brentwood, Tennessee which he operated for 10 years prior to selling the company to a construction holding company based in Chicago, Illinois in 2014.
Mr. Kirkland received a B.A. degree in economics from the University of Tennessee — Knoxville in 1992 and an M.B.A. degree from the Owen Graduate School of Management at Vanderbilt University in 1998.

The Board believes that Mr. Kirkland’s experience in real estate development, construction and finance provides needed skills for setting policies involving the allocation of credit and lending priorities within the expanding geographic markets of the Company and valuable insights involving the real estate business.
Susan Lanigan
Ms. Lanigan, 56, was appointed to the Board in 2017. She serves as Chair of the Tennessee Education Lottery Commission, a position to which she was appointed by the Governor of the State of Tennessee and approved by the State Legislature in 2014. Before that, she was Executive Vice President of Dollar General Corporation (a NYSE-listed, Fortune 200 company), where she worked from July 2002 until May 2013. She also served as Executive Vice President of Chico’s FAS, Inc. (a NYSE company) from May 2016 to her retirement in July 2018.
Ms. Lanigan is on the board of directors of Kirkland’s Inc., where she chairs the Compensation Committee. Prior to joining Dollar General, Ms. Lanigan served as Senior Vice President and General Counsel of Zale Corporation. She started her career as a litigation attorney for Troutman Sanders, LLP in Atlanta, GA. Ms. Lanigan received her undergraduate degree from the University of Georgia and her law degree from the University of Georgia School of Law.
The Board believes that Ms. Lanigan’s experience as a senior executive officer and general counsel of large corporations provides needed skills and insight in addressing legal, financial and general business issues facing publicly traded companies.
Scott McGeorge
Mr. McGeorge, 75, was elected to the Board in 2005. He is the senior member of a group of McGeorge and McGeorge — Dickinson family owned companies that include Pine Bluff Sand & Gravel Co., McGeorge Contracting Co., Inc., and Cornerstone Farm and Gin Co., where he serves as Chairman, Chairman, and Vice President, respectively. The companies perform marine construction in a multistate regional area, build highways and similar projects, mine various minerals and produce and sell stone products, asphalt pavement and sand. Cornerstone is engaged in farming operations.
Mr. McGeorge previously served on the board of directors of National Bancshares Corporation and its wholly owned subsidiary National Bank of Commerce of Pine Bluff during the mid 1980’s before it was purchased by Boatmen’s Bank. He was on the commercial and industrial loan committee, which approved the largest loans the bank made. Mr. McGeorge received a B.S. degree in Business Administration from the University of Arkansas in 1965. He graduated from U. S. Coast Guard Officer Candidate School and served as an officer in the U.S. Coast Guard for three years.
Mr. McGeorge served as past Secretary and current board member of the National Stone Sand and Gravel Association in Alexandria, Virginia, is a member of the board of directors of Dredging Contractors of America located in Washington, D.C. and is past President and a current director of Mississippi Valley Associated General Contractors in Memphis, Tennessee. He is active in many local and civic activities. He is President of Trinity Foundation, a charitable foundation that seeks to benefit residents of Pine Bluff, Little Rock and the surrounding areas through grants for scholarship, support of educational institutions and other civic activities. He is a member of the Board of the Economic Development Corporation of Jefferson County, Arkansas.
The Board believes that Mr. McGeorge’s experience in the construction, materials, mining and agricultural industries, as well as his experience and past performance as the president of a large, successful business enterprise, provides needed skills and insight into the overall business and industrial climate and the executive management of a large successful business enterprise.
George A. Makris, Jr.
Mr. Makris, 62, was elected to the Board in 1997. He is currently serving as Chairman and Chief Executive Officer of the Company. Prior to his employment by the Company on January 2, 2013, Mr. Makris had been employed by M. K. Distributors, Inc. since 1980 and had served as its President since

1985. Mr. Makris previously served as a member of the board of directors of National Bank of Commerce and its successors from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996. Mr. Makris received a B.A. degree in Business Administration from Rhodes College in 1978 and an M.B.A. from the University of Arkansas in 1980.
Mr. Makris also serves as Chairman of the board of directors of The Economic Development Corporation of Jefferson County, Arkansas and a member of the board of trustees of the Jefferson Regional Medical Center. He has previously served as Chairman of the board of trustees of the Arts and Science Center for Southeast Arkansas, Chairman of the Board of Directors of the Economic Development Alliance for Jefferson County, Chairman of the board of directors of the Greater Pine Bluff Chamber of Commerce, Chairman of the King Cotton Classic Basketball Tournament, Chairman of the board of trustees of Trinity Episcopal School, a director of Simmons First National Bank, a director of the Wholesale Beer Distributors of Arkansas, a director of the National Beer Wholesalers Association, a director of CHI St. Vincent. and a member of the board of visitors of the University of Arkansas at Pine Bluff and the University of Arkansas for Medical Sciences, College of Medicine.
The Board believes that Mr. Makris’ experience as the Chairman and Chief Executive Officer of the Company and his experience as a business executive and long-term resident of central and southeastern Arkansas provides needed skills and insight into the banking and financial services business conducted by the Company as well as the executive management of a separate successful business enterprise in Arkansas.
Tom Purvis
Mr. Purvis, 60, was appointed to the Board in 2017. He is a partner in a number of real estate development entities and is a partner in L2L Development Advisors, LLC. His career has spanned over 35 years in real estate and related services. Mr. Purvis previously served as a director of First Texas BHC, Inc., which was acquired by the Company in 2017.
Mr. Purvis currently serves as a director of the Fort Worth Zoo, Fort Worth Streams and Valleys, and Fort Worth Tax Increment Financing District. He attended the Business College at the University of Texas and Texas Christian University, where he received a B.B.A. degree in 1982.
The Board believes that Mr. Purvis’s experience in real estate development and financing provides needed skills for analyzing the real estate industry and setting policies involving the allocation of credit and lending priorities within the Texas and other geographic markets of the Company.
Robert L. Shoptaw
Mr. Shoptaw, 72, was elected to the Board in 2006. Mr. Shoptaw retired as president of Arkansas Blue Cross Blue Shield (“ABCBS”), a mutual health insurance company, in 2008, terminating his 39 years of service to that organization. During the 1970s and 1980s, he served in various management and executive capacities with a primary focus in medical services management, professional relations and government programs administration (Medicare administrative operations). In 1987, Mr. Shoptaw became the Executive Vice President and Chief Operating Officer of ABCBS and was named President and CEO in 1994. After retiring as President and CEO in 2008, he served as Chairman of the Board of Directors of ABCBS from 2009 to 2016. Mr. Shoptaw received a B.A. in Economics from Arkansas Tech University in 1968, an M.B.A. from Webster University in Business Administration and Health Services Management and completed the Advanced Management Program at Harvard University Business School in 1991.
Mr. Shoptaw serves as a member of the board of directors of Arkansas Center for Health Improvement, the Little Rock Metrocentre Improvement District, Arkansas Research Alliance and is the past Chairman of the board of visitors of The University of Arkansas College of Medicine.
The Board believes that Mr. Shoptaw’s experience and past performance as the president of a large mutual health insurance company, provides needed skills and insight into the health care industry, health insurance industry and the financial and executive management of a large, successful business enterprise.
Russell W. Teubner
Mr. Teubner, 62, was appointed to the Board in 2017. He is the CEO of HostBridge Technology, LLC, a computer software company. Mr. Teubner previously served as a Chairman of Southwest Bancorp, Inc., which was acquired by the Company in 2017.

The Stillwater, Oklahoma, Chamber of Commerce honored him as Citizen of the Year in 1992, Small Business Person of the Year in 1991 – 92, and Small Business Exporter of the Year in 1992 – 93. In 1993, he received the Outstanding Young Oklahoman award given annually by the Oklahoma Jaycees. In 1997, Oklahoma State University (OSU) named Mr. Teubner as a recipient of its Distinguished Alumni award. During 1996 and 1997 he served on the Citizen’s Commission on the Future of Oklahoma Higher Education. In 1998, he was inducted into the OSU College of Business Hall of Fame. Currently, he serves on the board of directors of the OSU Research Foundation and its commercialization subsidiary, Cowboy Technology. Mr. Teubner is a past director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City.
The Board believes that Mr. Teubner’s experience in the technology industry provides needed skills for assessing the role of information technology within the Company and its subsidiaries, as well as addressing technology-related risks within the financial industry.
Mindy West
Ms. West, 50, was appointed to the Board in 2017. She currently serves as the Executive Vice President, Chief Financial Officer and Treasurer at Murphy USA Inc., a retailer of gasoline products and convenience store merchandise listed on the New York Stock Exchange, and has held that role since August 2013. In addition to those duties, Ms. West also began serving as Executive Vice President of Fuels for Murphy USA Inc. in June 2018. Ms. West was previously employed by Murphy Oil Corporation, joining the company in 1996 and holding positions in accounting, employee benefits, planning and investor relations. She was Murphy Oil Corporation’s director of investor relations from July 2001 until December 2006 and its Vice President and Treasurer from January 2007 until August 2013, when she joined Murphy USA Inc. Ms. West holds a bachelor’s degree in Finance from the University of Arkansas and a bachelor’s degree in Accounting from Southern Arkansas University. She is a Certified Public Accountant and a Certified Treasury Professional. Ms. West also currently serves on the board of directors of United Way of Union County, Arkansas, as well as the board of directors of the Razorback Foundation, and is a member of the South Arkansas University Business Advisory Council.
The Board believes that Ms. West’s experience in accounting and finance, as well as her leadership roles in large, public companies, provide needed skills for assisting in the oversight of the Company’s business, including audit, risk management, internal controls and capital management.

The table below sets forth the name, age, principal occupation or employment during the last five years, prior service as a director of the Company, the number of shares and percentage of the outstanding Common Stock beneficially owned, with respect to each director and nominee proposed, as reported by each nominee:
Name	Age	Principal Occupation	Director Since	Shares Owned(a)	Percent of Class
Jay Burchfield	72	Retired, formerly Chairman, Trust Company of the Ozarks	2015	91,164	*
William E. Clark, II	49	Chairman and CEO, Clark Contractors, LLC (Construction)	2008	15,750(b)	*
Steven A. Cossé	71	Retired President and CEO Murphy Oil Corporation	2004	61,412(c)	*
Mark C. Doramus	60	Chief Financial Officer, Stephens Inc.	2015	11,856(d)	*
Edward Drilling	63	SVP of External and Regulatory Affairs, AT&T Inc.	2008	10,625	*
Eugene Hunt	73	Attorney	2009	11,755(e)	*
Jerry Hunter	66	Partner, Bryan Cave Leighton Paisner LLP	2017	3,110	*
Christopher R. Kirkland	49	Principal, The Kirkland Group (Real Estate)	2015	176,064(f)	*
Susan Lanigan	56	Retired EVP & General Counsel, Chico’s FAS, Inc.	2017	3,555	*
W. Scott McGeorge	75	Chairman, Pine Bluff Sand and Gravel Company	2005	91,702	*
George A. Makris, Jr.	62	Chairman and Chief Executive Officer of the Company	1997	565,967(g)	*
Tom Purvis	60	Partner, L2L Development Advisors, LLC (Real Estate)	2017	18,390	*
Robert L. Shoptaw	72	Retired Executive, Arkansas Blue Cross and Blue Shield	2006	58,681(h)	*
Russell W. Teubner	62	CEO, HostBridge Technology, LLC	2017	97,316(i)	*
Mindy West	50	Executive Vice President, Chief Financial Officer and Treasurer Murphy USA Inc.	2017	3,784	*

*
The shares beneficially owned represent less than 1% of the outstanding common shares.

(a)
“Beneficial ownership” of a security means, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose or to direct the disposition of such security. Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

(b)
Mr. Clark owns of record 12,750 shares and 3,000 shares are owned jointly with his spouse.

(c)
Mr. Cossé owns of record 16,780 shares and 44,632 shares are owned jointly with his spouse.

(d)
Mr. Doramus owns 11,046 shares jointly with his spouse and has an indirect pecuniary interest in 810 shares held by an LLC.

(e)
Mr. Hunt owns of record 8,925 shares; 1,998 shares are owned jointly with his spouse; and 832 shares are held in his IRA.

(f)
Mr. Kirkland owns of record 95,538 shares; 9,950 shares are held by his wife; and 70,576 shares are held in custodian accounts for his children.

(g)
Mr. Makris owns of record 141,444 shares; 220,766 shares are held jointly with his spouse; 8,100 shares are held in his IRA; 9,500 shares are held in his wife’s IRA, 3,742 shares held in a trust for his benefit, 1,016 shares were held in his account in the Company’s 401(k) Plan; 2,669 shares were held in his account in SFNC Employee Stock Purchase Plan and 178,730 shares were deemed held through exercisable stock options.

(h)
Mr. Shoptaw owns of record 53,881 shares and 4,800 shares are held in his IRA.

(i)
Mr. Teubner owns of record 2,318 shares; 64,572 shares are held in his IRA; 8,044 shares are held in a charitable remainder trust; 2,478 shares are held in his wife’s IRA; and 19,904 shares are held by Mr. Teubner’s foundation.

Committees and Related Matters
During 2018, the Board maintained and utilized the following committees: Executive Committee, Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee (“NCGC”) and Risk Committee.
During 2018, the Audit Committee was composed of Robert L. Shoptaw (Chairman), Jay D. Burchfield, Edward Drilling, Eugene Hunt, Steve Cosse, Scott McGeorge, and Mindy West. Messrs. Shoptaw and Cosse, along with Mrs. West, serve as financial experts on the Audit Committee. This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2018, this committee met 9 times.
The Compensation Committee, which was composed of Jay Burchfield, (Chairman), Steven A. Cossé, Mark C. Doramus, Jerry Hunter, Susan Lanigan, W. Scott McGeorge, Robert L. Shoptaw, and Mindy West, met 6 times during 2018.
The NCGC, which was composed of Steven A. Cossé (Chairman), Jerry Hunter, Susan Lanigan, Robert L. Shoptaw, and Russ Teubner, met 2 times during 2018.
The Risk Committee, which was composed of Mark C. Doramus (Chairman), Jay Burchfield, Steven A. Cossé, Edward Drilling, Eugene Hunt, W. Scott McGeorge, Robert L. Shoptaw, Russ Teubner, and, effective March 22, 2018, William Clark, met 4 times during 2018.
The Company encourages all Board members to attend the annual meeting. Historically, the directors of the Company and its subsidiaries are introduced and acknowledged at the annual meeting. All of the current directors who stood for election at the 2018 annual meeting attended the Company’s 2018 annual meeting.
The Board met ten times during 2018, including regular and special meetings. All incumbent directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees on which such director served.
Board Leadership Structure
The Company’s Corporate Governance Principles and Procedures do not mandate the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board believes that a unified leadership structure with an experienced executive management team is more beneficial to the Company than a bifurcated leadership structure mandating the separation of the Chairman and the CEO. Over the last 30 years, there have been brief periods where the offices of Chairman and CEO were held by different persons. The few brief instances of separation were during transitions in the executive management of the Company. After the management transition was completed, the Board in each instance has chosen to return to a unified leadership structure. The Board believes that it is in the best interests of the Company to provide flexibility in the Company’s leadership structure to address differences in the Company’s operating environment as well as differences in the experience, skills and capabilities of the executive management team serving the Company from time to time. While the Board still believes the unification of the Chairman and Chief Executive Officer positions is in the Company’s best interest, the Board is authorized to separate these positions should circumstances change in the future.
In an effort to strengthen independent oversight of management and to provide for more open communication, Steven A. Cossé served as Chairman of the Executive Committee and Lead Director during 2018. Mr. Cossé, as an independent Lead Director, chaired executive sessions of the Board conducted without management. These sessions are held during each regularly scheduled Board meeting. Management also periodically meets with the Lead Director to discuss Board and Executive Committee agenda items.
Codes of Ethics
Code of Ethics — General.   The Company has adopted a general Code of Ethics applicable to all directors, advisory directors, officers and associates of the Company. The Code is designed to promote conducting the business of the Company in accordance with the highest ethical standards of conduct and to promote the ethical handling of conflicts of interest, full and fair disclosure and compliance with laws, rules and regulations. Additionally, under the Code of Ethics, associates or Directors who learn of a business opportunity in the course of their service for the Company generally cannot appropriate that opportunity for themselves or for others, but must allow the Company to take advantage of the opportunity. The Company’s Code of Ethics is designed to provide guidance and resources to help ensure that:
•
The Company and its associates remain in compliance with all applicable laws and regulations;

•
The Company operates a safe and nondiscriminatory place to work and do business;

•
Confidential and proprietary information is protected;

•
Inappropriate gifts or favors are not accepted; and

•
Conflicts of interest are avoided.

Any material departure from a provision of the Code of Ethics on behalf of a member of the Ethics Committee, a director or an executive officer may be waived by the Ethics Committee (in the case of an officer) or the Nominating and Corporate Governance Committee (in the case of a director) and shall be reported to the Board, and any such waiver will be promptly disclosed as required by applicable law, rule or regulation.
Code of Ethics for Finance Group.   The Board has adopted a separate Code of Ethics for the Finance Group that supplements the Code of Conduct and applies to the Company’s Chief Executive Officer, Chief Financial Officer, the Chief Accounting Officer and Controller and all other officers in the Company’s Finance Group.
Both of these Codes of Ethics may be found on the Company’s website at www.simmonsbank.com in the Governance Documents section of Investor Relations. The Company will disclose any amendments or waivers with respect to its Code of Ethics for Finance Group on its website.
Transactions with Related Persons
From time to time, the Bank and such other banking subsidiaries of the Company as are, or may have been, in operation from time to time, have made loans and other extensions of credit to directors, officers, employees and members of their immediate families, and from time to time directors, officers, employees and members of their immediate families have placed deposits with these banks. These loans, extensions of credit and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. The Company generally considers banking relationships with directors and their affiliates to be immaterial and as not affecting a director’s independence so long as the terms of the credit relationship are similar to those with other comparable borrowers not related to the Company.

In assessing the impact of a credit relationship on a director’s independence, the Company deems any extension of credit which complies with Federal Reserve Regulation O to be consistent with director independence. The Company believes that normal, arm’s-length banking relationships entered into in the ordinary course of business do not negate a director’s independence.
Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the subsidiary banks of the Company with other persons not related to the Company. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred nor may any such loans be classified or disclosed as non-accrual, past due, restructured or a potential problem loan. The Company’s Board will review any credit to a director or his affiliates that is criticized by internal loan review or a bank regulatory agency in order to determine the impact that such classification may have on the director’s independence.
An immediate family member of George A. Makris, Jr., Chairman and CEO, is employed by the Company. In 2018, Mr. Makris’s son, George A. Makris III, served as a Senior Vice President and received compensation consisting of approximately $275,496. Such compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities.
In 2018, the Bank engaged Clark Contractors, LLC as general contractor for the renovation of the Bank’s office building in Little Rock, Arkansas. The engagement of Clark Contractors, LLC was the result of a competitive bid process in which Clark Contractors, LLC submitted the lowest bid. William E. Clark II, a Company director, holds a majority interest, and is the chairman and chief executive officer of, Clark Contractors, LLC.
Policies and Procedures for Approval of Related Party Transactions
Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders.
Management carefully reviews all proposed related party transactions, other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arm’s-length transaction with an unrelated third party. Management reports to the Board on all proposed material related party transactions. Upon the presentation of a proposed related party transaction to the Board, the related party is excused from participation in discussion and voting on the matter.
Role of Board in Risk Oversight
The Board has responsibility for the oversight of risk management. The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps being taken to manage them.
While the Board is ultimately responsible for risk oversight, the Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Risk Committee assists the Board in assessing and managing the various risks of the Company. To aid the Risk Committee in its responsibilities, Management has appointed an Enterprise Risk Management Committee of senior executives and has allocated responsibilities for the administration of the risk management program to our Executive Vice President of Internal Audit. The Board has adopted a charter for the Risk Committee that outlines its particular duties.
The Audit Committee, composed of independent directors, focuses on financial risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to financial risk assessment and management, including risks related to fraud and liquidity. The Compensation Committee, also composed of independent directors, focuses on the management of risks associated with compensation policies and programs. During 2018, six of the Company’s directors who served on the Audit Committee also served on the Risk Committee, thereby providing an internal communication link between the committees.

Communication with Directors
Shareholders may communicate directly with the Board by sending correspondence to the address shown below. If the shareholder desires to communicate with a specific director, the correspondence should be addressed to such director. Any such correspondence addressed to the Board will be forwarded to the Chairman of the Board for review. The receipt of the correspondence and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to such director promptly after receipt by the Company. Each such director shall review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting, so that the appropriate action, if any, may be taken.
Correspondence should be addressed to:	Simmons First National Corporation Board of Directors Attention: (Chairman or Specific Director) P. O. Box 7009 Pine Bluff, Arkansas 71611
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
During 2018, the NCGC was composed of Steven A. Cossé (Chairman), Jerry Hunter, Susan Lanigan, Robert L. Shoptaw, and Russ Teubner. All of the members of the committee satisfied the independence standards in accordance with the NASDAQ listing standards. A function of the NCGC regarding nominations is to identify and recommend individuals to be presented for election or re-election as Directors.
Director Nominations and Qualifications
The Board is responsible for recommending nominees for directors to the shareholders for election at the annual meeting. The Board has delegated the identification and evaluation of proposed director nominees to the NCGC. The NCGC charter, which is available for review in the Investor Relations portion of the Company’s web site: www.simmonsbank.com, and certain corporate governance principles and procedures govern the nominations and criteria for proposing or recommending proposed nominees for election and re-election to the Board and its subsidiaries.
The identification of potential directors and the evaluation of existing and potential directors is a continuing responsibility of the committee. The NCGC has not retained any third party to assist it in performing its duties. A proposed director may be recommended to the Board at any time; however, director nominations by shareholders must be made in accordance with the procedures set forth in the Company’s by-laws and described in this proxy statement under the heading “Proposals for 2020 Annual Meeting.”
The NCGC has not set any minimum qualifications for a proposed nominee to be eligible for recommendation to be elected as a director of the Company. The corporate governance principles provide that the NCGC shall consider the following criteria, without any specified priority or weighting, in evaluating proposed nominees for director:
•
Geographic location of residence and business interests

•
Age

•
Community involvement

•
Ability to think independently

•
Ability to fit with the Company’s corporate culture

•
Type of business interests

•
Business and financial expertise

•
Leadership profile

•
Personal and professional ethics and integrity

•
Equity ownership in the Company

The NCGC has no specific quotas for diversity. In evaluating potential nominees to serve as a director for the Company or the Bank, under the criteria set forth above, the NCGC seeks nominees with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition of the boards. Additionally, the NCGC seeks geographical diversity and insights into its local and regional markets by primarily seeking potential director nominees who reside within the markets in which the Company has a significant business presence.
Recommendations from Shareholders
The NCGC will consider individuals recommended by shareholders for service as a director with respect to elections to be held at an annual meeting. In order for the NCGC to consider nominating a shareholder-recommended individual for election at the annual meeting, the shareholder must recommend the individual in sufficient time for the consideration and action by the NCGC. While no specific deadline has been set for notice of such recommendations, recommendations provided to the NCGC by a shareholder on or before November 13, 2019 (for the 2020 annual meeting) should provide adequate time for consideration and action by the NCGC prior to the December 31, 2019 deadline for reporting proposed nominations to the Board. Recommendations submitted after such date will be considered by the NCGC, but no assurance can be made that such consideration will be completed and committee action taken by the NCGC in time for the next annual meeting.
The Chairman of the Board, other directors and executive officers may also recommend director candidates to the NCGC. The committee will evaluate individuals recommended by shareholders against the same criteria, described above, used to evaluate other nominees.
Compensation Committee Interlocks and Insider Participation
During 2018, the Compensation Committee was composed of Jay Burchfield, (Chairman), Steven A. Cossé, Mark C. Doramus, Jerry Hunter, Susan Lanigan, W. Scott McGeorge, Robert L. Shoptaw, and Mindy West, none of whom were employed by the Company. In addition, none of the committee members were formerly officers of the Company.
Compensation Committee Processes and Procedures
Decisions regarding the compensation of the executives are made by the Compensation Committee, which has adopted a charter that is available for review in the Investor Relations portion of the Company’s web site: www.simmonsbank.com. Specifically, the Compensation Committee has strategic responsibility for a broad range of issues, including the Company’s compensation program to compensate key management employees effectively and in a manner consistent with the Company’s stated compensation strategy and the requirements of the appropriate regulatory bodies. The Board appoints each member of the Compensation Committee and has determined that each is an independent director.
The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs and certain employee benefits, subject to final action by the Board in certain cases. During the first quarter of each calendar year, the committee makes a specific review focusing on performance and awards for the most recently completed fiscal year and the completion of the process of setting the performance goals for the incentive compensation programs for the current year.
To assist in meeting the objectives outlined above, Pearl Meyer & Partners, LLC, a compensation and benefits consulting firm, has been retained to advise the Compensation Committee on a regular basis concerning the Company’s compensation programs. The committee engaged the consultant to provide general compensation consulting services, including executive compensation. In addition, the consultant may perform special compensation projects and consulting services upon request by the Company. The Compensation Committee also retained Korn/Ferry International as its compensation advisor for a portion of 2018, prior to the committee’s engagement of Pearl Meyer & Partners, LLC.
The Board, upon approval and recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO. The Compensation Committee reviews the performance of the CEO and reviews and approves compensation of the other executive officers. The CEO also reviews the performance and compensation of the other executive officers, including the other named executive officers, and reports any significant issues or deficiencies, and makes recommendations, to the committee. The members of the Company’s Human Resources Group assist in such reviews. The Human Resources Group regularly reviews the compensation classification system of the Company, which determines the compensation of all employees of the Company and its affiliates. The Company’s compensation program is based in part on market data. The Compensation Committee also acts upon the proposed grants of stock-based compensation recommended by the CEO for other executives.
In determining the amount of named executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and the peer group specifically. It makes specific compensation decisions and grants based on such data, Company performance and individual performance and circumstances. For performance-based incentives, the committee sets performance targets using management’s internal business plan, industry and market conditions and other factors.
Role of Compensation Consultants
The Company periodically engages compensation consultants to aid in the review of its compensation programs. From time to time, the Company engages compensation consultants to provide national and regional general statistical information regarding compensation within the banking industry. The data reviewed may include base salary, bonus, incentive programs, equity compensation, retirement and other benefits. This information is used to validate the Company’s classification of positions and salaries within its compensation policies.
The Compensation Committee also uses compensation consultants to evaluate its executive and director compensation programs. Presently, the consultant assists such reviews by providing data regarding market practices and making specific recommendations for changes to plan design and policies consistent with the Company’s stated philosophies and objectives.
The Compensation Committee assessed the relationships between Pearl Meyer & Partners, LLC, Korn/Ferry International, the Company, the Compensation Committee and the executive officers of the Company for conflicts of interest. In this assessment, the committee reviewed the criteria set forth in the SEC’s Reg.240.10C-1(b)(4) (i)-(vi), NASDAQ Rule IM-5605-5(d)(3)(i)-(vi) and such other criteria as it deemed appropriate. The committee did not identify any conflicts of interest for either Pearl Meyer & Partners, LLC or Korn/Ferry International.
Executive Officers
The Board elects executive officers at least annually. All of the officers shown in the table below have been officers of the Company for at least five years, except for Mrs. Compton and Messrs. Massanelli, Burrow, and Kanneman. The table below sets forth the name, age, officer position with the Company and Bank and principal occupation or employment during the last five years and tenure of service with the Company for each of the executive officers:
Name	Age	Position	Years Served
George A. Makris, Jr.	62	Chairman and Chief Executive Officer	6
Robert A. Fehlman	54	Senior Executive Vice President, Chief Financial Officer and Treasurer	30
Marty D. Casteel	67	Senior Executive Vice President (Company); Chairman, President and Chief Executive Officer (Bank)	30
Stephen C. Massanelli(1)	63	Executive Vice President (Company and Bank) and Chief Administrative Officer (Bank)	4
Patrick A. Burrow(2)	65	Executive Vice President, General Counsel and Secretary (Company and Bank)	4
Jennifer B. Compton(3)	46	Executive Vice President, Chief People and Marketing Officer and Assistant General Counsel (Company and Bank)	3

Name	Age	Position	Years Served
David W. Garner	49	Executive Vice President, Chief Accounting Officer (Company and Bank) and Controller (Bank)	21
Paul D. Kanneman(4)	61	Executive Vice President and Chief Information Officer (Company and Bank)	2

(1)
Mr. Massanelli was elected Executive Vice President/Organizational Development on December 15, 2014 and subsequently was designated as Chief Administrative Officer. Prior to becoming an officer at the Company, he was a principal in the investment firm Treadstone Partners, LLC from 2011 to 2014 and served as a Senior Vice President and Treasurer of Zale Corporation from 1997 – 2010.

(2)
Mr. Burrow was elected as Executive Vice President and General Counsel on December 15, 2014 and as secretary on January 20, 2016. Prior to becoming an officer at the Company, he was a managing member of the law firm Quattlebaum, Grooms, Tull & Burrow PLLC. Mr. Burrow had provided legal representation to the Company in various capacities over the last 30 years.

(3)
Mrs. Compton was hired as Executive Vice President, Chief People Officer and Assistant General Counsel on September 15, 2015. Prior to becoming an officer at the Company, she was Senior Vice President of Human Resources at Acxiom Corporation, a public company that provides enterprise data, analytics, and other information technology services.

(4)
Mr. Kanneman was hired as Executive Vice President and Chief Information Officer on January 2, 2017. Prior to becoming an officer of the Bank, he was a Principal and the National Business Advisory Services Practice Leader at Grant Thornton LLP, an international accounting and advisory firm.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This section is a discussion of certain aspects of the Company’s compensation program as it pertains to the principal executive officer, the principal financial officer and the three other most highly-compensated executive officers during 2018. In addition, this section includes discussion of the 2018 compensation for Mark W. Funke and Barry K. Ledbetter, who served as executive officers of the Company from January 1, 2018 through July 18, 2018 (Messrs. Funke and Ledbetter remain employed by the Company but, following an internal reorganization, are no longer executive officers). These seven persons are referred to throughout this discussion as the “named executive officers.” This discussion focuses on compensation and practices relating to the Company’s most recently completed fiscal year and changes to such compensation and practices going forward.
The Company believes that the performance of each of the named executive officers has the potential to impact the profitability of the Company, in both the short term and the long term. Therefore, the Company places significant emphasis on the design and administration of its executive compensation program.
Committee
The compensation program for the Company is designed and administered by the Compensation Committee. For 2018, the members of this committee were: Jay Burchfield, (Chairman), Steven A. Cossé, Mark C. Doramus, Jerry Hunter, Susan Lanigan, W. Scott McGeorge, Robert L. Shoptaw, and Mindy West.

Executive Compensation Philosophy
The Company seeks to provide executive compensation packages that are significantly connected to the Company’s overall financial performance, the increase in shareholder value, the success of the Company, and the performance of the individual executive. The main principles of this strategy include the following:
•
attract and retain highly effective and competent executive leadership,

•
encourage a high level of performance from the individual executive,

•
align compensation incentives with the performance of the business unit most directly impacted by the executive’s leadership and performance,

•
enhance shareholder value, and

•
improve the overall performance of the Company.

The Compensation Committee strives to meet these objectives while maintaining market competitive compensation levels and ensuring that the Company makes efficient use of its shares and has predictable expense recognition.
Peer Comparison
In determining the amount of named executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and a specific peer group of comparably sized banking organizations. The committee uses a peer group of banking organizations for comparison in setting executive compensation practices and levels of base salary, incentives and benefits.
Prior to setting the peer group, the committee obtains the recommendation of its compensation consultants on the makeup of its peer group. Because of its growth strategy, the compensation consultant recommended a peer group of publicly traded regional banks with assets between approximately $7 billion to $28 billion (approximately one half to twice the Company’s size at the time of the recommendation) located in the states of Alabama, Arkansas, Colorado, Florida, Georgia, Iowa, Illinois, Kansas, Kentucky, Louisiana, Missouri, Mississippi, North Carolina, Nebraska, Oklahoma, South Carolina, Tennessee, and Texas. In recent years, due to the consolidation in the banking industry, there has been a reduction in the number of organizations satisfying the peer group criteria. The Compensation Committee adopted the peer group as recommended by its compensation consultant. For our compensation analysis for 2018, the peer group consisted of 21 banking organizations; the name and ticker symbol for each member of the peer group are set forth below:
BancorpSouth Inc. (BXS)	Bank OZK (OZK)
Capital Bank Financial Corp. (CBF)	Commerce Bancshares, Inc. (CBSH)
First Midwest Bancorp Inc. (FMBI)	Hancock Whitney Corporation (HWC)
Heartland Financial USA Inc. (HTLF)	Home BancShares Inc. (HOMB)
IBERIABANK Corp. (IBKC)	International Bancshares Corp. (IBOC)
Legacy Texas Financial Group, Inc. (LTXB)	MB Financial Inc. (MBFI)
Pinnacle Financial Partners Inc. (PNFP)	Prosperity Bancshares, Inc. (PB)
Renasant Corp. (RNST)	South State Corporation (SSB)
Texas Capital Bancshares Inc. (TCBI)	Trustmark Corp. (TRMK)
UMB Financial Corp. (UMBF)	United Community Banks Inc. (UCBI)
Wintrust Financial Corp. (WTFC)
The committee believes this peer group is indicative of the market in which the Company currently competes for the employment and retention of executive management.
The executive salary and benefit programs are targeted to the peer group median for each compensation category in order to be competitive in the market. In cases where an executive’s experiences or performance warrant, the Company may exceed the peer group median. The Company’s incentive programs are analyzed with similar programs of the peer group. The incentive programs are designed for the emphasis of performance based compensation.

The committee attempts to make compensation decisions consistent with the foregoing objectives and considerations, including, in particular, market levels of compensation necessary to attract, retain and motivate the executive officers. Therefore, the aggregate wealth accumulated or realizable by an executive from past compensation grants is considered but not determinative in setting compensation or making additional grants.
Decisions Regarding Composition of Total Direct Compensation
The Company’s executive compensation program consists of a mix of separate components that seek to align the executives’ incentives with increasing shareholder value. The Company’s executive incentive compensation program includes both non-equity and equity incentive compensation. The Company has established target allocations of non-equity incentive compensation for executive officers. For the CEO, the Board has set a target allocation of potential non-equity incentive compensation at 100% of salary. For all executive officers other than the CEO, the Compensation Committee has set targets for potential non-equity incentive compensation based upon the executive’s scope and performance ranging from 35% to 70% of salary. The Company has also established target allocations of equity incentive compensation for executive officers. For the CEO, the Board has set a target allocation of potential equity incentive compensation at 125% of salary. For all executive officers other than the CEO, the Compensation Committee has set targets for potential equity incentive compensation based upon the executive’s scope and performance ranging from 40% to 80% of salary. If performance goals are achieved at the threshold level, the annual grants for equity incentive compensation to such executives will be 75% of target. If performance goals are achieved at the target level, the annual grants for equity incentive compensation to such executives will be 100% of target. If performance goals are achieved at the maximum level, the annual grants for equity incentive compensation to such executives will be 150% of target. The annual grants for equity incentive compensation consist of restricted stock unit awards, performance share unit awards and/or stock options as specified by the committee. The Compensation Committee has expanded its use of different equity incentive vehicles by utilizing restricted stock awards, restricted stock units, performance share units and non-qualified stock options.
The compensation of the named executive officers who were employed for the entire calendar year 2018 was allocated as follows:
•
Base Salaries plus Bonus: ranges from approximately 31% to 55% of total direct compensation.

•
Non-equity incentives: ranges from approximately 19% to 33% of total direct compensation.

•
Equity incentives: ranges from approximately 23% to 35% of total direct compensation.

“Total direct compensation” means annual base salaries plus bonus plus non-equity and equity incentive compensation, excluding non-recurring special purpose grants. The foregoing percentages are based on the full grant date fair value of annual compensation (calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation). Please refer to the discussion of Accounting Standards Codification Topic 718, Compensation — Stock Compensation, which precedes the 2018 Summary Compensation Table, below.
The Company emphasizes market practices in the design and administration of its executive compensation program. The Compensation Committee’s philosophy is that incentive pay should generally constitute a significant component of total direct compensation. The executive compensation program utilizes stock options, restricted stock awards, restricted stock units and performance share units, although no stock options or restricted stock awards were issued during 2018. Equity incentive performance measures should promote shareholder return and earnings growth, and the plan design should be based upon a direct connection between performance measures, the participant’s ability to influence such measures and the award levels.
The Company’s compensation consultant has recommended that the Company include stock options, restricted stock awards, restricted stock units as well as performance based stock awards. Consistent with the recommendation of the compensation consultant, the Compensation Committee has included restricted stock units and performance based stock awards as components of the 2018 incentive compensation program.

Executive Compensation Program Overview
The Company takes stockholder feedback on its compensation programs very seriously. The Company appreciates that more than 83% of shares voting at the 2018 Annual Meeting of Shareholders approved the compensation of the named executive officers, as disclosed in the 2018 proxy statement. While the Compensation Committee views this as an indication that the Company has been generally effective in implementing its compensation philosophy and objectives, the Company acknowledges that this level of support is lower than that received in previous years. The Company believes this change was due, in large part, to one-time, discretionary bonuses received by certain executive officers in connection with the Company’s merger and acquisition activities. Additional discussion of these types of bonuses, along with the Company’s perspective regarding them, is, therefore, included in the “Base Salary and Bonus” section below. The Compensation Committee recognizes that executive pay practices and governance continue to evolve, and the Compensation Committee is committed to continually evaluating the Company’s practices in this area, including through the use of advisors, to help ensure that they support the Company’s overall strategic goals. The four primary components of the executive compensation program are:
•
base salary and bonus,

•
non-equity incentives,

•
equity incentives, and

•
benefits.

1. Base Salary and Bonus
Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. The Company pays base salaries because it provides a basic level of compensation and is necessary to recruit and retain executives. The Company may use annual base salary adjustments to reflect an individual’s performance or changed responsibilities. Base salary levels are also used as a benchmark for the amount of incentive compensation opportunity provided to an executive. For example, participation in the cash incentive plan (“CIP”) is set within a range based upon the executive’s scope of responsibility and the executive’s performance.
As discussed above, the Company’s executive compensation program emphasizes targeting the total amount of compensation to peer group practices with a mix of compensation, including a significant component of incentive compensation. At lower executive levels, base salaries represent a larger proportion of total compensation; but at senior executive levels, total compensation contains a larger component of incentive compensation opportunities.
In January 2018, the Board approved a one-time, discretionary bonus in the form of restricted stock units to Mr. Makris in connection with the Company’s successful acquisitions of Hardeman County Investment Company, Inc., First Texas BHC, Inc., and Southwest Bancorp, Inc., each of which were consummated during 2017 (collectively, the “2017 Acquisitions”) (the Compensation Committee also approved one-time, discretionary bonuses related to the 2017 Acquisitions for Messrs. Fehlman, Casteel, Massanelli, and Burrow in December 2017). While the Company does not have a practice of regularly utilizing discretionary bonuses as a significant part of the executive compensation program, the Company does believe that such compensation may be appropriate in special corporate situations, particularly in connection with the Company’s successful merger and acquisition activities. The Company believes that, although mergers and acquisitions are an important part of the Company’s overall growth strategy, these transactions are complex, opportunistic events that are difficult to predict from a timing perspective and that must be carefully evaluated when they arise, and the Company believes that building into the long-term incentive plan (discussed in greater detail below) an expectation that the Company must continue to engage in mergers and acquisitions over the course of a particular performance period could incent executive officers to seek transactions that may pose higher levels of risk to, and uncertainty for, the Company’s long-term performance. Therefore, the Company believes it is more appropriate to use one-time, discretionary bonuses to reward executives for exemplary leadership and service when deemed warranted in connection with important, strategic corporate transactions. Recently, these bonuses have been issued in the form of restricted stock units as a method for aligning shareholder interests with the interests of management.

The Company views the 2017 Acquisitions as transformational, strategic events. For perspective, the 2017 Acquisitions added over $5 billion of assets to the Company’s balance sheet, substantially contributing to an approximately 77% increase in the Company’s asset size from approximately $8.2 billion in November 2016 (the time that the first 2017 Acquisition was announced) to approximately $14.5 billion in October 2017 (the time that the last two 2017 Acquisitions were consummated). In addition, the 2017 Acquisitions expanded the Company’s footprint from 4 states to 7 states and required significant internal reorganizations of the Company’s operations, including, among other things, the creation of Company operational divisions and a comprehensive revision to the Company’s credit underwriting and approval processes. The Company also spent considerable time and resources enhancing its audit, compliance, and risk functions to address substantial changes in regulatory requirements and expectations applicable to financial institutions with over $10 billion in assets. The discretionary bonuses awarded to Mr. Makris and other executive officers were intended to reward those individuals for their exemplary service and leadership in effectively overseeing these events. Mr. Makris, in particular, was instrumental in the development of the strategy for the 2017 Acquisitions, the negotiation of those transactions, the integration of the acquired institutions, and the implementation of the associated changes to the Company’s operating structure. While the Company acknowledges that these bonuses reflect a considerable portion of these executive officers’ compensation for 2018 (in the case of Mr. Makris) or 2017 (in the case of Messrs. Fehlman, Casteel, Massanelli, and Burrow), the Company believes that such compensation was warranted due to the efforts of these individuals to ensure the success of the 2017 Acquisitions and the associated changes required for the Company to effectively operate in the post-transaction environment.
2. Non-Equity Incentives
The Company uses the cash incentive plan (“CIP”) as a short-term incentive to encourage achievement of its annual performance goals. The CIP focuses on the achievement of annual financial goals and awards. The CIP is designed to:
•
support strategic business objectives,

•
promote the attainment of specific financial goals for the Company and the executive,

•
reward achievement of specific performance objectives, and

•
encourage teamwork.

The CIP is designed to provide executives with market competitive compensation based upon their scope of responsibility. The size of an executive’s CIP award is influenced by these factors, market practices, Company performance and individual performance. The Compensation Committee generally sets the annual CIP award for an executive to provide an incentive at the market median for expected levels of performance. All of the named executive officers participate in the CIP. Awards earned under the CIP are contingent upon employment with the Company through the payment date in the first quarter of the following fiscal year (no later than March 15), except for payments made in the event of death, retirement or disability.
The ultimate amount paid to an executive under the CIP is a function of four variables:
•
the executive’s target award;

•
the goals set for the Company;

•
the payout amounts established by the Compensation Committee which correspond to Threshold, Target and Maximum levels of performance; and

•
the Compensation Committee’s determination of the extent to which the goals were met.

For 2018, company-wide core diluted earnings per share and efficiency ratio were approved as underlying performance parameters for the CIP for Messrs. Makris, Fehlman, Casteel, Massanelli, Burrow, and Funke; and pre-tax earnings associated with the Company’s Southeast Division was approved as the underlying performance parameter for the CIP for Mr. Ledbetter. The Committee developed corresponding threshold, target, and maximum performance levels for each measure. The Committee also set target annual incentive opportunities for each named executive officer, measured as a percentage of base salary.

Threshold and maximum payout opportunities, at 50% and 200% of target, were established for each performance goal. No portion of the annual incentive payout is guaranteed. If threshold core diluted earnings per share or threshold efficiency ratio performance levels are not achieved, no payouts will be made under the CIP for that plan goal. To incent CIP participants to make decisions that have positive long-term impact on the Company, even at the expense of short-term results, and to prevent unusual gains and losses from having too great an impact on plan payouts, the Compensation Committee retained discretion to exclude items impacting comparability from company-wide results and adjust actual results for specific items that occurred during the plan year. In addition, the final payouts for Messrs. Funke and Ledbetter were eligible for negative adjustments based on certain asset quality and compliance metrics. Further, the Compensation Committee reserves the right to adjust the amount payable under the CIP in accordance with any standard or on any other basis (including an individual discretionary basis up to 25%), as the Compensation Committee may determine. With the exception of Mr. Ledbetter’s performance criteria, which were adjusted from a variety of individual performance factors in 2017 to the use of pre-tax earnings for the Company’s Southeast Division in 2018 (in order to better align his incentive with his area of oversight), the 2018 CIP plan design is consistent with the design implemented in 2017.
The Compensation Committee sets the performance measures in the first quarter of each year based on management’s confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost management and profit goals. The committee also sets threshold, target and maximum performance levels. Maximum performance levels reflect ambitious goals which can only be attained when business results are exceptional. Threshold performance levels for the components are usually set at the prior year’s performance level (unless a higher threshold is determined to be appropriate due to unsatisfactory financial performance in the prior year) or based on an analysis of the budget for the coming year.
The Compensation Committee also assesses actual performance relative to pre-set levels and, in doing so, determines the amount of any final award payment. In determining final awards and in evaluating personal performance, the committee considers adjustments to GAAP net income and other corporate performance measures for unplanned, unusual or non-recurring items of gain or expense.
Each participant in the CIP is allocated a targeted incentive as a percentage of his or her base salary which is payable if the Company’s performance satisfies the Target performance points for all components under the CIP and satisfies the qualifying criteria. The table below shows the targeted benefit for the named executive officers for 2018.
Executive Name & Title	Targeted Benefit (% of Base Salary)	Targeted Benefit ($)
George A. Makris, Jr., Chief Executive Officer	100.00%	$720,000
Robert A. Fehlman, Chief Financial Officer	70.00%	$262,500
Marty D. Casteel, Senior Executive Vice President	70.00%	$262,500
Stephen C. Massanelli, EVP, Chief Administrative Officer	45.00%	$135,000
Patrick A. Burrow, EVP, General Counsel, & Secretary	40.00%	$112,800
Mark W. Funke, Southwest Division President, Simmons Bank	40.00%	$186,000
Barry K. Ledbetter, Southeast Division President, Simmons Bank	40.00%	$131,207

For the participating named executive officers (except Mr. Ledbetter), the identification and weighting of the CIP components is uniform and limited to core diluted earnings per share and efficiency ratio. For Mr. Ledbetter and certain other business executives participating in the plan, the applicable CIP components include individualized performance criteria related the executive’s duties or performance components within the business line the executive manages. Further, the weighting of the CIP components may vary among the other participants in the CIP. The weighting of the CIP components for the named executive officers participating in the CIP in 2018 is as follows:
Component	All NEOs (except Ledbetter)	Ledbetter
Core Diluted Earnings per Share	50%	0%
Efficiency Ratio	50%	0%
Southeast Division Pre-Tax Earnings	0%	100%
Generally, each component (other than individual goals) has three performance levels that determine the participant’s payout for that component: Threshold, Target and Maximum. No payout is earned for a component if the Company’s performance is below the Threshold. The Company’s performance at the Threshold level for a component entitles the participant to 50% of the participant’s targeted benefit times the weighting factor for such component. The Company’s performance at the Target level for a component entitles the participant to 100% of the participant’s targeted benefit times the weighting factor for such component. The Company’s performance at the Maximum level entitles the participant to 200% of the participant’s targeted benefit times the weighting factor for such component. Performance in excess of the Maximum does not entitle the participant to a benefit in excess of the maximum benefit times the weighting of that component. If the performance with respect to any component is in excess of the Threshold but less than the Maximum, then the participant’s entitlement is a prorated percentage computed based upon the Company’s actual performance in proportion to the closest performance level for that component.
The core diluted earnings per share is based upon the Company’s core earnings (net income adjusted to exclude the tax adjusted merger related expense, branch right sizing expense, any FDIC Loss Share termination expense and any non-recurring expenses) divided by the diluted average number of shares outstanding for the period. For the participating named executive officers (except Mr. Ledbetter), this component is allocated 50% of the participant’s targeted CIP benefit. The performance levels for 2018 were set by the Compensation Committee based upon the Company’s performance for 2017, while also taking into account the impact of the 2017 Acquisitions and the 2017 revisions to the federal tax laws. The core earnings per share target is set at $2.34, which represents an approximately 37% increase from the Company’s diluted core earnings per share for 2017. The threshold level is set at $1.71 (2017 actual diluted core earnings per share) and the maximum is set at $2.45 (105% of the target level). (Notably, for purposes of discussion, metrics throughout this proxy statement have been adjusted to reflect a 2-for-1 stock split, which was effected on February 8, 2018.) If the core earnings per share is below the threshold, there will be no core earnings per share entitlement. The prorated formula for performance in excess of the Target but less than Maximum provided a benefit from the corporate core net income component of 127% of the allocated target benefit. A more detailed discussion on CIP qualifying and limitation criteria is set forth below.
The efficiency ratio component is based upon the Company’s efficiency ratio for 2018. Efficiency Ratio means non-interest expense (excluding non-recurring items, foreclosed property expense, amortization of intangibles and goodwill impairments) divided by the sum of net interest income plus non-interest revenues (excluding gains from securities and non-recurring items). For the participating named executive officers (except Mr. Ledbetter), this component is allocated 50% of the participant’s targeted CIP benefit. The committee establishes a Threshold, Target and Maximum for the efficiency ratio of the Company. The performance levels for 2018 were set by the Compensation Committee based upon the Company’s performance for 2017. The Threshold, Target and Maximum were set at 56.0, 53.0% and 50.0%, respectively, or 95% and 89% of the 2018 Threshold. The actual efficiency ratio for 2018 was 52.9%. The 2018 results for this component exceeded the Target but did not reach the Maximum for 2017. The prorated formula for performance in excess of the Target but less than Maximum provided a benefit from the efficiency ratio improvement component of 103% of the allocated target benefit.

Benefit Level(1)	Threshold 50%	Target 100%	Maximum 200%	2018 Results	2018 Prorated Benefit Level
Core Diluted Earnings per share	$1.71	$2.34	$2.45	$2.37	127.0%
Efficiency Ratio	56.0%	53.0%	50.0%	52.9%	103.0%
Aggregate Benefit(2)					115.0%

(1)
The percentage shown is the percentage of the target benefit for this component earned for performance of the component at the designated level.

(2)
The percentage shown is the percentage of the target benefit earned for performance of the above two components at the designated levels based upon the 50% weighting for each component applicable to all participating NEOs (except Mr. Ledbetter).

The Southeast Division pre-tax earnings factor for Mr. Ledbetter is based upon the pre-tax earnings of Mr. Ledbetter’s area of oversight. Southeast Division Pre-Tax Earnings means the core pre-tax earnings for the markets located in Tennessee, Arkansas, and Southwest Missouri. For Mr. Ledbetter, this factor is allocated 100% of the participant’s targeted CIP benefit. The Committee establishes a Threshold, Target and Maximum for this component. The 2018 Threshold was $211,814,000, and the Target and Maximum were set at $222,962,000 and $234,110,000, respectively, or 105% and 111% of the 2018 Threshold. The actual Southeast Division pre-tax earnings for 2018 was $221,411,000. The 2018 results for this component exceeded the Threshold but did not reach the Target for 2018. The prorated formula for performance in excess of the Threshold but less than Target provided a benefit from the Southeast Division pre-tax earnings component of 93% of the allocated target benefit.
Benefit Level(1)	Threshold 50%	Target 100%	Maximum 200%	2018 Results	2018 Benefit Level
Southeast Division Pre-Tax Earnings	$211,814,000	$222,962,000	$234,110,000	$221,411,000	93.0%

(1)
The percentage shown is the percentage of the target benefit for this factor earned for performance of the component at the designated level.

In addition to the performance based components discussed above, the CIP has a qualifying criterion that must be satisfied annually in order for any participant to qualify for benefits under the CIP. The failure to satisfy the qualifying criterion will prevent the participant from earning any CIP benefit to which he or she would have been entitled based upon the CIP components discussed above. The qualifying criterion for 2018 was the Company’s earnings per share must exceed $1.71. In summary, the Compensation Committee determined that for 2018 the Company did satisfy the qualifying criterion, the core diluted earnings per share component, the corporate efficiency ratio component and the Southeast Division pre-tax earnings factor. A summary of the CIP payments to the participating named executive officers for 2018 are shown in the following table.
Name	Component	Weighting Factor (%)	Targeted Incentive ($)	Earned Benefit Level (%)	Incentive Earned ($)
George A. Makris, Jr.	Core Diluted Earnings per share Efficiency Ratio Total CIP Benefit	50%	$360,000	127.0%	$457,200
		50%	360,000	103.0%	370,800
				115.0%	$828,000
Robert A. Fehlman	Core Diluted Earnings per share Efficiency Ratio Total CIP Benefit	50%	$131,250	127.0%	$166,688
		50%	131,250	103.0%	135,188
				115.0%	$301,876
Marty D. Casteel	Core Diluted Earnings per share Efficiency Ratio Total CIP Benefit	50%	$131,250	127.0%	$166,688
		50%	131,250	103.0%	135,188
				115.0%	$301,876

Name	Component	Weighting Factor (%)	Targeted Incentive ($)	Earned Benefit Level (%)	Incentive Earned ($)
Stephen C. Massanelli	Core Diluted Earnings per share Efficiency Ratio Total CIP Benefit	50%	$67,500	127.0%	$85,725
		50%	67,500	103.0%	69,525
				115.0%	$155,250
Patrick A. Burrow	Core Diluted Earnings per share Efficiency Ratio Total CIP Benefit	50%	$56,400	127.0%	$71,628
		50%	56,400	103.0%	58,092
				115.0%	$129,720
Mark W. Funke	Core Diluted Earnings per share Efficiency Ratio Negative Adjustment(a) Total CIP Benefit	50%	$93,000	127.0%	$118,110
		50%	93,000	103.0%	95,790
				-26.0%	(48,360)
				89.0%	$165,540
Barry K. Ledbetter	SE Division Pre-Tax Earnings Negative Adjustment(a) Total CIP Benefit	100%	$131,207	93.0%	$122,023
				-3.0%	(3,936)
				90.0%	$118,087

(a)
The Compensation Committee applied negative adjustments to the final CIP payouts to Messrs. Funke and Ledbetter in the amounts of  $48,360 and $3,936, respectively, due to failure to meet internal targets for certain asset quality and compliance metrics.

3. Equity Incentives
Historically, the Company has made stock option and/or restricted stock grants to executives of the Company and its subsidiary banks. These awards are generally granted once a year, although in special circumstances additional grants may be made. These awards are used to create a common economic interest among executives and shareholders and to recruit and retain qualified executives. Historically, the Company’s stock options generally have an exercise price equal to the closing price of the Company’s stock at the time of the grant, a ten-year term and vest in equal installments over three to five years after the date of grant. The Company’s restricted stock grants generally do not require any payment from the participant and vest in equal installments over three to five years after the date of grant, although vesting may be over a shorter period if the participant is nearing retirement. On several occasions in the past, the committee has chosen to grant non-qualified stock options when under the specific circumstances the desired grants would not qualify as incentive stock options or the committee determined that stock appreciation rights should be granted with the options. Prior to 2009, the Company had generally utilized incentive stock options for most executives, but due to changes in the accounting rules regarding stock-based compensation and the turmoil in the banking industry during the Great Recession, the Company decided in 2009 to de-emphasize stock options and increase the use of restricted stock in making future grants. No stock options were granted as a component of executive compensation during 2018.
Effective for 2015 and thereafter, the Compensation Committee revised the operation of the Company’s equity incentive program, including the adoption of a Long-Term Incentive Plan (“LTIP”) under the Simmons First National Corporation 2015 Incentive Plan. The major components of the LTIP are non-qualified stock options, restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and performance share units (“PSUs”) that are settled in shares of common stock based on results over a three-year performance period.
Stock Options reward stock price appreciation directly by providing the opportunity for compensation only if the Company’s stock price increases from the date of grant. As previously stated, no stock options were granted in 2018. PSUs reward the achievement over a 3-year performance period of specified financial performance criteria specified in the PSU at the time of the grant. Achievement of a threshold level of performance results in a payout equal to 50% of each participant’s approved target opportunity. Target performance results in a payout equal to 100% of the targeted opportunity. The maximum number of shares that can be earned for each of these performance measures is 200% of the targeted number of PSUs. The ultimate value of performance shares, which are paid in stock, is also impacted directly by stock price appreciation or depreciation over the performance period. Dividend equivalents are paid at the conclusion of the performance period based on the number of shares actually earned during the applicable performance period. If the performance with respect to any component is in excess of the Threshold and less than the Maximum, then the participant’s entitlement is a prorated percentage computed based upon the Company’s actual performance in proportion to the closest performance points for that component.
For the three-year performance period commencing in 2018 (“2020 Performance Period”), the allocation of the equity vehicles under the LTIP is anticipated to be 50% in RSUs and 50% in PSUs. Performance does not increase the payout on the portion of the incentive allocated to RSUs, while performance above the Target may increase the payout on PSUs up to 200% of the Target payout level, hereby providing an approximate overall limitation on the LTIP benefits of 150% of Target payout.
When performance based grants of restricted stock are utilized, the Compensation Committee identifies the specific components of the Company’s financial performance to be used in determining the grants. The components are weighted to emphasize the current strategic focus of the Company. The Compensation Committee sets Threshold, Target and Maximum performance levels for each component which if satisfied will entitle the participant to 50%, 100% and 200%, respectively, of the participant’s targeted benefit attributable to that component. The Company’s performance at the Threshold level for a component entitles the participant to 50% of the Participant’s target benefit times the weighting factor for such component. The Company’s performance at the Target level for a component entitles the participant to 100% of the Participant’s target benefit times the weighting factor for such component. The Company’s performance at the Maximum level entitles the participant to 200% of the Participant’s target benefit times the weighting factor for such component. Performance in excess of the Maximum does not entitle the participant to a benefit in excess of the maximum target benefit times the weighting of that component. If the performance with respect to any component is in excess of the Threshold and less than the Maximum, then the participant’s entitlement is a prorated percentage computed based upon the Company’s actual performance in proportion to the closest performance points for that component.
2020 Performance Period Grant
The equity incentive granted for the 2020 Performance Period (three-year period 2018 – 2020) consists of 50% RSUs and 50% PSUs. The RSUs granted for the 2020 Performance Period are time vested in approximately equal installments on the first, second and third anniversary of the grant date. For the 2020 Performance Period, the PSUs were granted to the equity incentive plan participants in January 2018 and will be payable in early 2021 after certification of the results of the 2020 Performance Period by the committee. In January 2018, the Compensation Committee established the performance criteria and the target payout for the PSUs, under the LTIP, including the participating named executive officers. The table below sets forth certain details for the equity incentive for the participating named executive officers in the 2020 Performance Period:
Executive Name & Title	Targeted Equity Incentive (% of Salary)*	Targeted Equity Incentive ($)	RSU Allocation ($)	PSU Allocation ($)
George A. Makris, Jr., CEO	125%	$900,000	$450,000	$450,000
Robert A. Fehlman, CFO	80%	300,000	150,000	150,000
Marty D. Casteel, SEVP	80%	300,000	150,000	150,000
Stephen C. Massanelli, EVP	55%	165,000	82,500	82,500
Patrick A. Burrow, General Counsel	50%	141,000	70,500	70,500
Mark W. Funke, SW Division Pres.	50%	232,500	116,250	116,250
Barry K. Ledbetter, SE Division Pres.	50%	164,009	82,005	82,005

*
The percentage set forth in this table reflects the targeted equity incentive as a percentage of the annual salary level of the NEO on January 1, 2018.

For grants made for the 2020 Performance Period, the Compensation Committee set the PSU financial performance criteria as a single component, subject to a modifier based upon a separate metric. The specified component is core diluted earnings per share and the modifier is the total shareholder return ratio. The performance levels for the 2020 Performance Period were set based upon the Company’s performance for 2017, while also taking into account the impact of the 2017 Acquisitions and the 2017 revisions to the federal tax laws. The core diluted earnings per share target is set at $2.58, representing a 51% increase at the end of the 2020 Performance Period from the core diluted earnings per share for 2017. The threshold level is set at $2.32 (90% of the target level) and the maximum is set at $2.84 (110% of the target level). If the core diluted earnings per share is below the threshold, there will be no core diluted earnings per share entitlement and no PSU payout.
If at least threshold performance is satisfied for the core diluted earnings per share component, then the core diluted earnings per share entitlement is subject to modification based upon the total shareholder return ratio. The total shareholder return ratio is the average total shareholder return for SFNC during the 2020 Performance Period divided by the total shareholder return of the SNL Mid Cap US Bank Index over the same period computed over the last twenty trading days during the 2020 Performance Period. If the total shareholder return ratio is less than 90% (threshold), then the TSR modifier shall be 80%; if the total shareholder return ratio is 90% to 110% (target), the TSR modifier shall be 100%; and if the total shareholder return ratio exceeds 110% (maximum), the TSR modifier shall be 120%. The PSU payout percentage shall be the product of the core diluted earnings per share entitlement multiplied by the TSR modifier, provided that in no event may the PSU payout percentage exceed 200% of the target.
2020 Performance Period Performance Criteria
Component	Threshold (50%)	Target (100%)	Maximum (200%)
Core diluted earnings per share	$2.32	$2.58	$2.84
Modifier	Threshold (80%)	Target (100%)	Maximum (120%)
Total Shareholder Return Ratio	<90%	90% – 110%	>110%
In addition to the performance based restricted stock grants, the Compensation Committee periodically utilizes time-vested restricted stock grants in the form of RSAs or RSUs in connection with hiring or promoting executives within the Company and as equity incentives for senior officers below the executive level. During 2018, 269 Company associates received time vested restricted stock unit grants.
Please refer to the section below, “Other Guidelines and Procedures Affecting Executive Compensation” for additional information regarding the Company’s practices when granting stock options and restricted stock units.
4. Benefits
A. Profit Sharing and Employee Stock Ownership Plan
The Company previously offered a combination profit sharing and employee stock ownership plan. This plan was open to substantially all of the employees of the Company including the named executive officers. The plan and the contributions to the plan were designed to provide for retirement benefits to employees and allow the employees of the Company to participate in the ownership of stock in the Company. During 2016, the Company terminated this plan and merged it into the Company’s 401(k) plan.
B. 401(k) Plan
The Company offers a qualified 401(k) Plan in which it makes matching contributions to encourage employees to save money for their retirement. Additionally, the Company may make profit-sharing contributions to the plan which are allocated among participants based upon plan compensation without regard to participant contributions. This plan, and the contributions to it, enhance the range of benefits offered to executives and enhance the Company’s ability to attract and retain employees. Under the terms of the 401(k) Plan, employees may defer a portion of their eligible pay, up to the maximum allowed by I.R.S.

regulation, and the Company matches 100% of the first 3% of compensation and 50% of the next 2% of compensation for a total match of 4% of eligible pay for each participant who defers 5% or more of his or her eligible pay. Additionally, for 2018 the Compensation Committee has approved a discretionary contribution of 3.33% of aggregate associate compensation into the 401(k) plan based upon the Company satisfying certain internal financial performance criteria, which will be made as soon as administratively feasible.
C. Perquisites and Other Benefits
Historically, perquisites and other benefits have represented a small part of the overall compensation package, and are offered only after consideration of business need. The Compensation Committee annually reviewed the perquisites and other personal benefits that are provided to senior management. The primary perquisites were automobile allowances, club memberships and certain relocation and moving expenses. For 2016 and thereafter, the Company has chosen to substantially change the manner in which it provides perquisites to senior management officers. Rather than administer separate perquisite programs for numerous officers within the Company, the Company will provide a cash stipend to executive officers to cover the costs of such items that the officer needs to perform his or her duties. The stipends are taxable income to the officers and are generally uniform in amount for officers with similar duties and responsibilities.
D. Post-Termination Compensation
Deferred Compensation Arrangements.   In 2018, the Company maintained six non-qualified deferred compensation arrangements designed to provide supplemental retirement pay from the Company to certain of the executive officers. Four of the named executive officers had such agreements with the Company. The Deferred Compensation Agreements for Messrs. Makris, Fehlman, Ledbetter, and Casteel (who has two such plans) are non-qualified defined benefit type plans. The Company bears the entire cost of benefits under these plans. The Company provides retirement benefits in order to attract and retain executives. The amounts payable to the participants under these plans are determined by each plan’s benefit formula, which is described in the section below “Pension Benefits Table.”
Additionally, in 2017, the Company adopted the Simmons First National Corporation Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan is as a non-qualified deferred compensation plan in the form of an excess contribution plan primarily open to Executive Officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90 percent of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to four percent (4%) of Excess Compensation, provided the Executive Officer has elected a deferral rate on Excess Compensation of at least five percent (5%) for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans.
The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants at the discretion of the Company. Benefits under the NQDC Plan are fully vested at all times and are payable only upon separation from service according to the 409A compliant distribution election made by the Executive Officer upon election to participate in the plan.
Changes in Control.   The Company has entered into Change in Control Agreements (“CIC Agreements”) with members of senior management of the Company and its subsidiaries, including each of the named executive officers. The Company entered into the CIC Agreements because the banking industry has been consolidating for a number of years and it does not want its executives distracted by a rumored or actual change in control. Further, if a change in control should occur, the Company wants its executives to be focused on the business of the organization and the interests of shareholders. In addition, it is important that the executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. The Company believes the CIC Agreements are consistent with market practice and assist the Company in retaining its executive talent. The level of benefits for the named executive officers ranges from two to three times certain elements of their compensation which the Compensation Committee believes is competitive with the banking industry as a whole and specifically with the designated peer group.

Upon a change in control, followed by a termination of the executive’s employment by the Company without “Cause” or by the executive after a “Trigger Event,” the CIC Agreements require the Company to pay or provide the following to the executive:
•
a lump sum payment equal to two or three times the sum of the executive’s base salary (the highest amount in effect anytime during the twelve months preceding the executive’s termination date) and the executive’s incentive compensation (calculated as the higher of the target CIP for the year of termination or the average of the executive’s last two years of actual CIP awards);

•
with respect to certain executives, up to three years of additional coverage under the Company’s health, dental, life and long-term disability plans; and

•
a payment to reimburse the executive, in the case of Messrs. Fehlman and Casteel, for any excise taxes on severance benefits that are considered excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code plus income and employment taxes on such tax gross up as well as interest and penalties imposed by the IRS.

In addition, upon a change in control, all outstanding stock options vest immediately and all restrictions on restricted stock lapse. Restricted stock units vest if the employee is terminated within one year of the change in control. In the case of PSUs if the change in control occurs after the first nine months of the applicable performance period then the PSU will vest and be payable at the target benefit level, otherwise the PSU is terminated. Also, any CIP benefits become payable at the target benefit level and are pro-rated for the period elapsed. Further, upon a change in control, the requirement under the deferred compensation agreements for Messrs. Fehlman, Makris, Casteel, and Ledbetter that the participant remain employed until retirement age (age 60 for Messrs. Fehlman and Ledbetter, age 65 for Mr. Makris, and ages 67 (in the case of his first plan) and 69 (in the case of his second plan) for Mr. Casteel) is deleted and the benefit is immediately vested.
The Company believes that CIC Agreements should encourage retention of the executives during the negotiation and following a change in control transaction, compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, the CIC Agreements require that there be both a change in control and an involuntary termination without “Cause” or a voluntary termination within six months after a “Trigger Event” which is often referred to as a “double-trigger.” The double-trigger ensures that the Company will become obligated to make payments under the CIC Agreements only if the executive is actually or constructively discharged as a result of the change in control.
After a prior review of the existing CIC Agreements, the Company adopted a policy not to approve any new CIC Agreements containing a single trigger or a tax gross-up feature or any amendments to existing CIC Agreements to implement a single trigger or tax gross-up feature. The Compensation Committee reviews the general elements and salary structure of the Company’s compensation plan annually and makes adjustments to ensure that it is consistent with its compensation philosophies, Company and personal performance, current market practices, assigned duties and responsibilities and inflation.
Executive Retention Programs
The Company adopted the Simmons First National Corporation Executive Retention Program — 2012 on November 26, 2012. This program consisted of cash payments ($125,000 for Mr. David Bartlett and $25,000 for Messrs. Fehlman and Casteel) and restricted stock grants (4,929 shares for Mr. Bartlett and 986 shares for Messrs. Fehlman and Casteel) under the Company’s existing executive equity incentive plans. The 2012 program requires the participants to remain in the employ of the Company until the specified vesting dates, subject to the earlier vesting due to death, disability, change in control of the Company or involuntary termination of employment without cause. The restricted stock grants under the program were made on January 2, 2013, and vested in two equal installments on December 31, 2016 and December 31, 2017. The cash payments vested in two equal installments on December 31, 2016 and December 31, 2017 and were payable in January 2017 and January 2018, respectively. Mr. Bartlett retired on January 15, 2016, and the Compensation Committee approved the acceleration of the vesting of his cash and restricted stock payments under this program.

Other Guidelines and Procedures Affecting Executive Compensation
Stock-Based Compensation Procedures Regarding Compensation Committee and Board Approval. The Compensation Committee approves all grants of stock-based compensation. Any proposed stock-based compensation to the CEO is originated and recommended by the Compensation Committee and then submitted to the Board for approval. Grants to the CEO may or may not occur simultaneously with grants to other executives. Prospective grants of stock-based compensation to other executives are proposed to the Compensation Committee by the CEO. The committee considers, modifies, if necessary, and acts upon the proposed grants.
Stock-Based Compensation Procedures Regarding Timing and Pricing of Awards.   The Company’s policy is to make grants of stock options only at current market prices. Historically, the exercise price of stock options was set at the closing stock price on the day prior to the date of grant. However, options granted under the 2015 Incentive Plan will have the exercise price set at the closing stock price on the date of the grant. The Company does not grant “in-the-money” options or options with exercise prices below market value at the time of the grant. The Company’s general policy is to consider equity grants at scheduled meetings of the Compensation Committee, and such grants are either effective on the approval date or a specified future date. After the adoption of performance based grants, based upon the Company’s results for the prior year, the Committee has approved such grants in January pursuant to authority delegated to it by the Board. The Company may make grants at other times throughout the year, upon due approval of the Compensation Committee or the Board, in connection with grants to the CEO or to other executives in non-routine situations, such as the hiring, promotion or retention of an executive officer or in connection with an acquisition transaction.
The Company attempts to schedule grants of equity awards at times when the market is not influenced by scheduled releases of information. The Company does not time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.
Role of Executive Officers in Determining Executive Compensation.   The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs, and certain employee benefits, subject to final action by the Board in certain cases. The Board, upon approval and recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO. The Compensation Committee determines and approves all compensation and awards to the other executives. The committee reviews the performance and compensation of the CEO. The CEO, with the assistance of the associates in the Company’s Human Resources Group, reviews the performance and compensation of the other executive officers, including the other named executive officers, and reports any significant issues or deficiencies to the committee. The Human Resources Group regularly reviews the unified compensation classification program of the Company which sets the compensation of all employees of the Company and its affiliates. The Company’s executive compensation decisions are based in part on peer data provided by the compensation consultant. Executive officers do not otherwise determine or make recommendations on the amount or form of executive compensation.
Adjustments to Incentive Compensation as a Result of Financial Inaccuracies.   The Compensation Committee’s policy is to recover improper amounts related to past awards in the event material inaccuracies are found in the Company’s financial results. Under the clawback provisions in the cash and equity incentive plans, the committee will seek recovery of any sums improperly paid as a bonus or incentive payments made to an executive on the basis of having met or exceeded performance targets during a period in which material inaccuracies of financial results are discovered.
Share Ownership Guidelines.   The Company encourages directors and executive officers to be shareholders. The Company believes that share ownership by directors and executives is a contributing factor to enhanced long-term corporate performance. Although the directors and named executive officers already have an equity stake in the Company (as reflected in the beneficial ownership information contained in this Proxy Statement), the Company has adopted share ownership policies for directors and certain officers.
Members of the Company’s board of directors are required to own shares of the Company’s common stock with a value equal to at least three (3) times the annual retainer paid to the director for service on the board, and directors are generally given five years to comply with the stock ownership requirement. Directors are not required to purchase shares to reach this guideline but are restricted from liquidating shares received as stock options or restricted stock until the ownership guideline is satisfied.
Executive officers, designated as executive vice president or above are subject to minimum stock ownership requirements. The minimum stock ownership requirement for the Chief Executive Officer is the number of shares which when multiplied by the market price of the stock equals five times his or her salary, while the requirement for all other covered officers is the number of shares which when multiplied by the market price of the stock equals three times his or her salary. Compliance will be tested annually based upon the officer’s salary as of April 1 of such year and the average closing price of SFNC during the first quarter of such year. Officers will be given five years to comply with the stock ownership requirement.
Tax Considerations
The Company regularly analyzes the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the Company’s compensation objectives. The following provisions of the Code have been considered.
Section 162(m).   Section 162(m) of the Code, as amended, provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes. The Section 162(m) exception for performance-based compensation was repealed for 2018 and years thereafter.
Sections 280G and 4999.   The Company provides the named executive officers with change in control agreements. Certain of the change in control agreements provide for tax protection in the form of a gross up payment to reimburse the executive for any excise tax under Code Section 4999 as well as any additional income and employment taxes resulting from such reimbursement. Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change in control. A payment as a result of a change in control must exceed three times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without a tax penalty to the executives who are displaced in the event of a change in control. The Company believes the provision of tax protection for excess parachute payments for certain of its executive officers is consistent with the historic market practice within the banking industry, is a valuable incentive in retaining executives and is consistent with the objectives of the Company’s overall executive compensation program.
Section 409A.   Amounts deferred under the non-qualified deferred compensation programs after December 31, 2004 are subject to Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty. The Company has made amendments to its compensation plans to avoid application of Section 409A and continues to operate the plans in good faith compliance with all applicable laws and regulations.
Summary
In summary, the Company believes this mix of salary, formula based cash incentives for short-term performance and the equity-based compensation for long-term performance motivates the Company’s management team to produce strong returns for shareholders. Further, in the view of the Compensation Committee, the overall compensation program appropriately balances the interests and needs of the Company in operating its business with appropriate employee rewards based on enhancing shareholder value.
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board of Directors.
Jay D. Burchfield, Chairman	Steven A. Cossé,	Mark C. Doramus
Jerry Hunter	Susan Lanigan	W. Scott McGeorge
Robert L. Shoptaw	Mindy West
RELATIONSHIP OF COMPENSATION POLICIES AND PRACTICES TO RISK MANAGEMENT
The Company intends that total compensation and each of its components, including base salary, bonus, incentive compensation (if applicable), retirement and other benefits should be market competitive and consistent with the Company’s performance goals. The Company seeks to attract, retain, develop and reward high performing associates who are committed to the Company’s success. Base salaries are set based upon the job classification and incentive compensation (if applicable) is based on Company and individual performance.
The Company has not identified any compensation practice or policy that presents risks that are reasonably likely to have a material adverse effect on the Company. The Company strives to ensure that its compensation programs do not create inappropriate risks for the Company. As a part of its general review of the Company’s compensation programs, the Compensation Committee:
Reviews with management the Company’s employee compensation plans to take all reasonable steps to identify and limit any unnecessary risks that these plans pose to the Company;
Reviews with management the compensation plans for the named executive officers and makes all reasonable efforts to ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks; and
Reviews the Company’s compensation programs to identify and revise any features in the compensation programs that would encourage the misstatement or manipulation of the Company’s financial information or reported earnings to enhance employee compensation.
The reviews include consideration of risks in all compensation programs and factors designed to mitigate risks in such programs. The Company has implemented “clawback” provisions in its incentive compensation programs, requiring any of the participants to repay any bonus or incentive compensation that was based upon statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.
SUMMARY OF COMPENSATION AND OTHER PAYMENTS TO THE NAMED
EXECUTIVE OFFICERS
Overview.   The following sections provide a summary of cash and certain other amounts paid for the year ended December 31, 2018 to the named executive officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the named executive officers for the year ended December 31, 2018. The compensation disclosed below is presented in accordance with SEC regulations. According to those regulations, the Company is required in some cases to include:
•
amounts paid in previous years;

•
amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company;

•
amounts paid to the named executive officers which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends or interest on such amounts);

•
an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether the stock price appreciates above its price on the date of grant, whether the executive will continue his employment with the Company and when the executive chooses to exercise the option; and

•
the increase in present value of future pension payments, even though such increase is not cash compensation paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement and in some cases the number of years the executive lives following his retirement.

Therefore, you are encouraged to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, you are encouraged to read this section in conjunction with the discussion above at “Compensation Discussion and Analysis.”
2018 SUMMARY COMPENSATION TABLE
The following table provides information concerning the compensation of the named executive officers for 2016, 2017 and 2018, the most recently completed fiscal year. The column “Salary” discloses the amount of base salary paid to the named executive officer during each year. The column “Bonus” discloses cash amounts paid to named executive officers as discretionary bonuses. In the columns “Stock Awards” and “Option Awards,” SEC regulations require the disclosure of the award of stock or options at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For restricted stock, the Topic 718 fair value per share is the closing price of the stock on the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in footnote 14 to the Company’s financial statements which are included in the annual report on Form 10-K. The amounts shown in the Summary Compensation Table include the fair value of the option grants, restricted stock unit grants and Performance Share unit grants in the year of grant, without regard to any deferred vesting. Please also refer to the second table in this Proxy Statement, “Grants of Plan-Based Awards.”
Restricted stock awards (“RSAs”) may vest on a single date or may vest on multiple dates over an extended period after the date of grant. RSAs are conditioned on the participant’s continued employment with the Company, and may also have additional restrictions, including performance conditions. Restricted stock allows the participant to vote and receive dividends prior to vesting.
Restricted stock units (“RSUs”) are a contingent right to receive shares of the Company’s stock upon satisfaction of certain vesting criteria. RSUs may vest on a single date or may vest on multiple dates over an extended period after the date of grant. RSUs are conditioned on the participant’s continued employment with the Company, and may also have additional restrictions, including performance conditions. RSUs do not allow the participant to vote or receive dividends prior to vesting. While no dividends are paid on the shares underlying the RSUs, the RSU program may provide for a cash bonus in an amount equal to the dividends which would have been earned on the shares during the period from grant until issuance.
Performance Share Units (“PSUs”) represent the right to receive a share of stock upon the Company’s satisfaction of certain specified economic performance criteria. The performance period for the PSUs is generally three years but may utilize shorter periods. The PSUs typically vest at the end of the performance period following certification by the Compensation Committee at which time the shares earned under the PSU, if any, are paid to the participant. PSUs are conditioned on the participant’s continued employment with the Company and satisfaction of specified performance criteria but may have additional restrictions. PSUs do not allow the participant to vote the underlying shares. While no dividends are paid on the shares underlying the PSUs, the PSU program may provide for a cash bonus in an amount equal to the dividends which would have been earned on the shares during the performance period.
The column “Non-Equity Incentive Plan Compensation” discloses the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans, including the EIP. Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measure was satisfied during the fiscal year. For example, the CIP awards are annual awards and the payments under those awards are made based upon the achievement of financial results measured as of December 31 of each fiscal year; accordingly, the amount reported for CIP corresponds to the fiscal year for which the award was earned even though such payment was made after the end of such fiscal year.

The column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” discloses the sum of the dollar value of  (1) the aggregate change in the actuarial present value of the named executive officers accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in effect during the indicated years; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans. The annual increase in the present value of the benefits for the named executive officers under their deferred compensation plans are disclosed in this column.
The column “All Other Compensation” discloses the sum of the dollar value of:
•
perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•
all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes;

•
amounts paid or which became due related to termination, severance or a change in control, if any;

•
the contributions to vested and unvested defined contribution plans; and

•
any life insurance premiums paid during the year for the benefit of a named executive officer.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus $(a)	Stock Awards ($)(b)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
George A. Makris, Jr., Chairman & CEO	2018	$745,000	$35,944	$2,337,741	$0	$828,000	$518,685	$120,220	$4,585,590
	2017	$687,500	$30,000	$807,903	$0	$563,168	$104,802	$100,462	$2,293,835
	2016	$625,000	$0	$1,016,808	$158,828	$467,819	$93,546	$44,074	$2,406,075
Robert A. Fehlman, Chief Financial Officer	2018	$392,500	$45,427	$293,863	$0	$301,876	$273,113	$77,448	$1,384,227
	2017	$365,000	$10,000	$990,221	$0	$250,767	$223,732	$65,722	$1,905,442
	2016	$344,500	$0	$386,995	$57,094	$216,265	$111,859	$45,686	$1,162,399
Marty D. Casteel, Senior Executive Vice President,	2018	$392,500	$25,427	$293,863	$0	$301,876	$261,007	$44,339	$1,319,012
	2017	$365,000	$10,000	$990,221	$0	$250,767	$112,528	$37,714	$1,766,230
	2016	$344,500	$0	$386,995	$57,094	$216,265	$95,878	$43,415	$1,144,147
Stephen C. Massanelli, Chief Administrative Officer & EVP	2018	$304,500	$6,758	$161,613	$0	$155,250	$0	$42,903	$671,024
	2017	$287,500	$0	$432,686	$0	$125,347	$0	$32,219	$877,752
	2016	$262,500	$0	$210,885	$29,391	$104,063	$0	$35,183	$642,022
Patrick A. Burrow, EVP, General Counsel & Secretary	2018	$298,500	$31,475	$138,076	$0	$129,720	$0	$45,449	$643,220
	2017	$278,659	$0	$419,465	$0	$112,164	$0	$36,327	$846,615
	2016	$271,310	$0	$215,351	$28,576	$98,901	$0	$41,923	$656,061
Mark W. Funke, Southwest Division President(d)	2018	$465,000	$0	$227,680	$0	$165,540	$0	$41,210	$899,430
	2017	$96,875	$325,000	$1,150,000	$0	$0	$0	$9,003	$1,580,878
Barry K. Ledbetter, Southeast Division President	2018	$331,509	$7,528	$160,681	$0	$118,087	$247,645	$44,500	$909,950
	2017	$324,174	$0	$170,119	$0	$116,705	$230,784	$38,900	$880,682
	2016	$315,665	$0	$228,047	$33,232	$93,611	$106,549	$42,648	$819,752

(a)
This category reflects the payment of dividend equivalents on vested performance share units and other cash bonuses for 2018.

(b)
The award of stock or options is disclosed at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For RSUs and PSUs, the Topic 718 fair value per share is based on the closing price of the stock on the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in footnote 14 to the Company’s financial statements which are included in the annual report on Form 10-K. PSUs are calculated using their target payout. Assuming the highest level of performance is achieved under the applicable performance conditions for PSUs, the maximum possible value of the total stock awards reported in the “Stock Awards” column for Messrs. Makris, Fehlman, Casteel, Massanelli, Burrow, Funke, and Ledbetter would be $2,778,361, $440,795, $440,795, $242,420, $207,114, $341,520, and $241,022, respectively.

(c)
This category includes perquisites and other benefits for 2018:

	401(k) Plan	Executive Exp. Stipend	Supplemental Retirement Plan	Insurance Premiums	Dividends on Unvested Restricted Shares	Total Other Compensation
Mr. Makris	$20,158	$12,000	$74,920	$10,260	$2,882	$120,220
Mr. Fehlman	$20,158	$12,000	$30,413	$13,206	$1,671	$77,448
Mr. Casteel	$20,158	$12,220	$0	$10,260	$1,701	$44,339
Mr. Massanelli	$20,158	$12,220	$0	$7,075	$3,450	$42,903
Mr. Burrow	$20,158	$12,000	$0	$10,250	$3,041	$45,449
Mr. Funke	$20,158	$10,802	$0	$10,250	$0	$41,210
Mr. Ledbetter	$20,158	$12,000	$0	$10,470	$1,872	$44,500
(d)
Mr. Funke began employment with the Company on October 19, 2017.

2018 GRANTS OF PLAN-BASED AWARDS
This table discloses information concerning each grant of an award made to a named executive officer in 2018. This includes CIP, stock option awards, restricted stock awards, restricted stock unit awards and performance share unit awards under the Company’s equity incentive plans, which are discussed in greater detail in this Proxy Statement under the caption “Compensation Discussion and Analysis.” The Threshold, Target and Maximum columns reflect the range of estimated payouts under the CIP. In the 6th and 7th columns, the number of shares of common stock underlying options granted in the fiscal year and corresponding per-share exercise prices are reported. In all cases, the exercise price was equal to the closing market price of the common stock on the date of grant. Finally, in the 8th column, the aggregate value computed under the Accounting Standards Codification Topic 718, Compensation — Stock Compensation, for all stock and option awards made in 2018 is reported.

GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(a)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
George A. Makris, Jr.
CIP	01-18-18	$360,000	$720,000	$1,440,000
Equity Plans	01-18-18				7,563	15,126	30,252				$440,620
Equity Plans	01-18-18							15,126(b)			$440,620
Equity Plans	01-18-18							50,000(c)			$1,456,500
Robert A. Fehlman
CIP	01-18-18	$131,250	$262,500	$525,000
Equity Plans	01-18-18				2,522	5,044	10,088				$146,932
Equity Plans	01-18-18							5,044(b)			$146,932
Marty D. Casteel
CIP	01-18-18	$131,250	$262,500	$525,000
Equity Plans	01-18-18				2,522	5,044	10,088				$146,932
Equity Plans	01-18-18							5,044(b)			$146,932
Stephen C. Massanelli
CIP	01-18-18	$67,500	$135,000	$270,000
Equity Plans	01-18-18				1,387	2,774	5,548				$80,807
Equity Plans	01-18-18							2,774(b)			$80,807
Patrick A. Burrow
CIP	01-18-18	$56,400	$112,800	$225,600
Equity Plans	01-18-18				1,185	2,370	4,740				$69,038
Equity Plans	01-18-18							2,370(b)			$69,038
Mark W. Funke
CIP	01-18-18	$93,000	$186,000	$372,000
Equity Plans	01-18-18				1,954	3,908	7,816				$113,840
Equity Plans	01-18-18							3,908(b)			$113,840
Barry K. Ledbetter
CIP	01-18-18	$65,604	$131,207	$262,414
Equity Plans	01-18-18				1,379	2,758	5,516				$80,341
Equity Plans	01-18-18							2,758(b)			$80,341

(a)
This award is a performance share unit (“PSU”) under the SFNC 2015 Incentive Plan. The performance metric applicable to this grant is core earnings per share during 2020 and total shareholder return during the three-year performance period compared to a peer gorup. The shares earned, if any, will be issued promptly after the Compensation Committee verifies the performance criteria.

(b)
This RSU award vests in three substantially equal annual installments on January 18, 2018, 2019 and 2020.

(c)
This RSU award vested upon grant and was based upon the successful merger and acquisition activities during 2017. See the “Base Salary and Bonus” section of the Compensation Discussion and Analysis above for additional information about this grant.

OPTION EXERCISES AND STOCK VESTED IN 2018
The following table provides information concerning exercises of stock options, stock appreciation rights and similar instruments and vesting of stock, including restricted stock and similar instruments, which were granted in prior years but were exercised or vested during 2018 for each of the named executive officers on an aggregated basis. The table reports the number of securities for which options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock that vested; and the aggregate dollar value realized upon vesting of stock.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(a) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(b) ($)
George A. Makris, Jr.	0	$0	74,820	$2,181,195
Robert A. Fehlman	8,760	$132,822	12,302	$359,079
Marty D. Casteel	8,420	$129,190	11,514	$336,525
Stephen C. Massanelli	0	$0	7,178	$197,120
Patrick A. Burrow	0	$0	7,612	$226,742
Mark W. Funke	0	$0	5,000	$131,400
Barry K. Ledbetter	0	$0	7,136	$207,662

(a)
The Value Realized on Exercise is computed using the difference between the closing market price upon the date of exercise and the option price.

(b)
The Value Realized on Vesting is computed using the closing market price upon the date of vesting.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018
The following table provides information concerning unexercised options and restricted stock that has not vested for each named executive officer outstanding as of the end of 2018. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).
For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. The market value of stock awards was computed by multiplying the closing market price of the Company’s stock at the end of 2018, $24.13, by the number of shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Nave Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
George A. Makris, Jr.	21,420	0	$20.29	12-31-24
	25,440	0	$22.20	03-25-25
	104,580	0	$22.75	08-09-25
	18,193	9,097(a)	$23.51	01-19-26
					2,000(b)	$48,260
					1,826(c)	$44,061
					2,620(a)	$63,221
					9,084(d)	$219,197
					15,126(e)	$364,990
							13,624(f)	$328,747
							15,126(g)	$364,990
Robert A. Fehlman	8,680	0	$20.29	12-31-24
	15,270	0	$22.20	03-25-25
	42,410	0	$22.75	08-09-25
	6,540	3,270(a)	$23.51	01-19-26
					1,000(b)	$24,130
					1,030(c)	$24,854
					944(a)	$22,779
					3,152(h)	$76,058
					5,044(i)	$121,712
							4,726(f)	$114,038
							5,044(g)	$121,712
Marty D. Casteel	8,680	0	$20.29	12-31-24
	15,270	0	$22.20	03-25-25
	42,410	0	$22.75	08-09-25
	6,540	3,270(a)	$23.51	01-19-26
					1,000(b)	$24,130
					1,080(c)	$26,060
					944(a)	$22,779
					3,152(h)	$76,058
					5,044(i)	$121,712
							4,726(f)	$114,038
							5,044(g)	$121,712
Stephen C. Massanelli	5,000	0	$20.29	12-31-24
	24,420	0	$22.75	08-09-25
	3,366	1,684(a)	$23.51	01-19-26
					3,000(j)	$72,390
					488(a)	$11,775
					1,678(h)	$40,490
					2,774(k)	$66,937
							2,516(f)	$60,711
							2,774(g)	$66,937
Patrick A. Burrow	5,340	0	$20.29	12-31-24
	5,090	0	$22.20	03-25-25
	26,110	0	$22.75	08-09-25
	3,273	1,637(a)	$23.51	01-19-26
					3,000(l)	$72,390
					474(a)	$11,438
					1,528(h)	$36,871
					2,370(m)	$57,188
							2,290(f)	$55,258
							2,370(g)	$57,188

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Nave Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)
Mark W. Funke					35,000(n)	$844,550
					3,908(o)	$94,300
							3,908(g)	$94,300
Barry K. Ledbetter	5,160	0	$20.29	12-31-24
	25,280	0	$22.75	08-09-25
	3,806	1,904(a)	$23.51	01-19-26
					520(c)	$12,548
					1,200(p)	$28,956
					550(a)	$13,272
					1,776(h)	$42,855
					2,758(q)	$66,551
							2,664(f)	$64,282
							2,758(g)	$66,551

(a)
The remainder of this award vests on January 19, 2019.

(b)
These restricted shares vest on January 27, 2019.

(c)
These restricted shares vest on February 24, 2019.

(d)
These restricted shares vest in two equal installments on January 18 in each of the years 2019 and 2020.

(e)
These restricted shares vest in three installments (4,990 shares, 4,992 shares, and 5,144 shares) on January 18 in years 2019 – 2021.

(f)
These PSUs were issued under the SFNC 2015 Incentive Plan with a performance period ending on December 31, 2019. The target number of shares which may vest under the award is shown in the table.

(g)
These PSUs were issued under the SFNC 2015 Incentive Plan with a performance period ending on December 31, 2020. The target number of shares which may vest under the award is shown in the table.

(h)
These restricted shares vest in two equal installments on January 17 in each of the years 2019 and 2020.

(i)
These restricted shares vest in three installments (1,664 shares, 1,664 shares, and 1,716 shares) on January 18 in years 2019 – 2021.

(j)
These restricted shares vest on December 15, 2019.

(k)
These restricted shares vest in three installments (914 shares, 916 shares, and 944 shares) on January 18 in years 2019 – 2021.

(l)
These restricted shares vest on September 22, 2019.

(m)
These restricted shares vest in three installments (782 shares, 782 shares, and 806 shares) on January 18 in years 2019 – 2021.

(n)
These RSUs vest in three installments (10,000 shares, 10,000 shares and 15,000 shares) on October 30 of the years 2018 – 2021.

(o)
These restricted shares vest in three installments (1,288 shares, 1,290 shares, and 1,330 shares) on January 18 in years 2019 – 2021.

(p)
These restricted shares vest on November 24, 2019.

(q)
These restricted shares vest in three installments (910 shares, 910 shares, and 938 shares) on January 18 in years 2019 – 2021.

2018 PENSION BENEFITS TABLE
The following table provides information with respect to certain agreements that provide for payments or other benefits at, following or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive defined benefit retirement plans but does not include defined contribution plans (whether tax qualified or not). The Company provides supplemental executive defined benefit retirement agreements for George A. Makris, Jr., Robert A. Fehlman, Marty D. Casteel, and Barry K. Ledbetter. The Present Value of the Accumulated Benefit reflects the actuarial present value of the named executive officer’s accumulated benefit under the agreements, computed as of December 31, 2018. In making such calculations, it was assumed that the retirement age will be the normal retirement age as defined in the agreement or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.
Makris Agreement
The supplemental executive defined benefit retirement agreement for George A. Makris, Jr. was established in 2013 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Makris. The Makris Agreement requires Mr. Makris to remain in the employ of the Company until he attains age 65 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Makris Agreement provides a benefit upon normal retirement at age 65, or upon death or disability prior to age 65, a monthly sum equal to one twelfth (1/12) of twenty percent (20%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years), but in no event shall the monthly sum be less than $8,333.33. The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 120 consecutive months. Compensation for purposes of the Makris Agreement includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.
Fehlman Agreement
The supplemental executive defined benefit retirement agreement for Robert A. Fehlman was established in 2010 and amended in 2017. The plan is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Fehlman. The Fehlman Agreement requires Mr. Fehlman to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Fehlman Agreement provides a benefit upon normal retirement at age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Fehlman Agreement includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.
Casteel Plans
A first supplemental executive defined benefit retirement agreement for Marty D. Casteel was established in 2010 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Casteel. The First Casteel Agreement requires Mr. Casteel to remain in the employ of the Company until he attains age 67 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The First Casteel Plan provides a benefit upon normal retirement at age 67, or upon death or disability prior to age 67, a monthly sum equal to $6,250. The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 120 consecutive months. Since Mr. Casteel has attained age 67, the benefits under the First Casteel Plan are fully vested.
In addition, in January 2018, a second defined benefit retirement agreement for Marty D. Casteel was established, and it is also designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Casteel. The Second Casteel Agreement requires Mr. Casteel to remain in the employ of the Company until he attains age 69 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Second Casteel Plan provides a benefit upon normal retirement at age 69, or upon death or disability prior to age 69, a monthly sum equal to $6,250. The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 120 consecutive months.
Ledbetter Plan
The plan for Barry K. Ledbetter was established in 2014 and amended in 2017. The plan is designed to work with the other retirement plans of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Ledbetter, the only participant. The Ledbetter Plan requires Mr. Ledbetter to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the plan, provided that in the event of a change in control the benefits are fully vested. The Ledbetter Plan provides a benefit upon normal retirement at age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Ledbetter Plan includes salary, bonus and short-term incentive compensation programs (EIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.
PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of the Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
George A. Makris, Jr.	Makris Plan	(a )	$951,346	$0
Robert A. Fehlman	Fehlman Plan	(a )	$887,726	$0
Marty D. Casteel	Casteel Plans	(a )	$868,603	$0
Barry K. Ledbetter	Ledbetter Plan	(a )	$684,425	$0

(a)
The benefits under the Makris Plan, Fehlman Plan, Casteel Plans or Ledbetter Plan are not dependent upon the credited years of service. Except for disability, death or a change in control, continuous service until the normal retirement at age (60) under the Fehlman Plan and Ledbetter Plan, age (65) under the Makris Plan, age (67) under the First Casteel Plan and age (69) under the Second Casteel Plan is required.

NONQUALIFIED DEFERRED COMPENSATION
The Company maintains the Simmons First National Corporation Nonqualified Deferred Compensation Plan (“NQDC Plan”), as a non-qualified deferred compensation plan. The NQDC Plan is an excess contribution plan primarily open to Executive Officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90 percent of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to four percent (4%) of Excess Compensation, provided the Executive Officer has elected a deferral rate on Excess Compensation of at least five percent (5%) for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans.
The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants at the discretion of the Company. For 2018, a discretionary contribution has been made at a formula rate of 3.33% of Plan Compensation reduced by the amount of the discretionary contribution to the 401(k) Plan based upon the same formula rate. The discretionary contribution was made on February 21, 2019 and is not reflected in the Aggregate Balance in the table below. See footnote 2 to the table below.
The assets of the NQDC Plan are held in an irrevocable trust. The participants are allowed to self-direct the investment of their account among the same investment options offered under the Simmons First National Corporation 401(k) Plan. The earnings on the investments in the NQDC Plan do not constitute above market or preferential earnings which would require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
Benefits under the NQDC Plan are fully vested at all times and are payable only upon separation from service according to the 409A compliant annual distribution election made by the Executive Officer prior to the plan year.
The following table sets forth the participant contributions, Company contributions and the aggregate earnings, withdrawals and balances during 2018 for the named executive officers under the nonqualified deferred compensation plan maintained by the Company:
NONQUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in 2018 ($)	Company Contributions in 2018(1) ($)	Aggregate Earnings in 2018 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2018(2) ($)
George A. Makris, Jr.	$37,945	$40,053	($10,837)	$0	$120,523
Robert A. Fehlman	$28,444	$16,596	$1,762	$0	$73,272
Marty D. Casteel	$0	$0	$0	$0	$0
Stephen C. Massanelli	$0	$0	$0	$0	$0
Patrick A. Burrow	$0	$0	$0	$0	$0
Mark Funke	$0	$0	$0	$0	$0
Barry K. Ledbetter	$0	$0	$0	$0	$0

(1)
Messrs. Makris and Fehlman were entitled to discretionary contributions for 2018 in the amounts of  $34,867 and $13,816, respectively, that were earned for 2018. The discretionary contributions, as well as the other Company contributions, were paid to the accounts on February 21, 2019.

(2)
If the discretionary and other Company contributions had been paid in 2018, the aggregate account balances for Messrs. Makris and Fehlman would have been $195,443 and $103,684, respectively.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following or in connection with any termination of employment, including by resignation, retirement or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, no amounts to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms or operation in favor of the executive officers and which are available generally to all salaried employees are reported.
For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the termination is assumed to have taken place on the last business day of the Company’s most recently completed fiscal year, and the price per share of the common stock is the closing market price as of that date — $24.13.
Cash Payments.   None of the named executive officers presently has an employment agreement which guarantees him employment for any period of time. Therefore, any post-termination payments of salary or severance to any named executive officer would be provided only if offered under the Company’s broad-based severance plan in the event of a reduction in force or other termination by the Company without cause which is discretionary in nature or pursuant to a Change in Control Agreement (“CIC Agreement”).
The Company has entered into CIC Agreements with certain executives of the Company and the subsidiary bank pursuant to which the Company would pay certain salary benefits. As of December 31, 2018, the Company had CIC Agreements with Messrs. Makris, Fehlman, Casteel, Massanelli, Burrow, Funke, and Ledbetter. The Company would make such payments only upon a change in control, and if the Company terminates an executive without “Cause” within twenty-four months of a CIC or the executive resigns within six months after a “Trigger Event.” The Company will pay an amount up to three times, in the case of Mr. Makris and two times for all other named executive officers, the sum of  (1) highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the preceding two years. The termination compensation is payable in cash within 30 business days following the termination, unless the participant is a Specified Employee, as defined in Section 409A of the Internal Revenue Code, in which case the termination compensation shall be payable on the first day of the seventh month after termination.
The CIC Agreements for Messrs. Fehlman and Casteel will also provide the executive with continuing coverage under the Company’s medical, dental, life insurance and long-term disability plans for three years following the change in control date. Additionally, if the executive is over 55 years of age, the CIC Agreement allows the executive, at his election, to continue medical, dental and life insurance coverage after the initial three-year period, at the executive’s cost, if the executive is not then eligible to be covered by a similar program maintained by the current employer of the executive or the executive’s spouse. Finally, the CIC Agreements, in the case of Messrs. Fehlman and Casteel, require the Company to make a tax “gross-up” payment in the event any of the foregoing benefits subject the executive to the excise tax on excess parachute payments as determined under Sections 280G and 4999 of the Internal Revenue Code (notably, the Company no longer provides for “gross-up” payments in new CIC agreements). Please also refer to the discussion of the CIC Agreements above at “Compensation Discussion and Analysis.”
Accelerated Vesting of Incentives.   The Company has provided and continues to provide equity and non-equity incentives to the named executive officers through the Company’s Executive Stock Incentive Plans and 2015 Incentive Plan (collectively “Stock Plans”) and the EIP. Please also refer to the discussion of equity and non-equity incentives above at “Compensation Discussion and Analysis.”
Equity Incentives — Stock Options.   Unvested stock options vest upon the named executive officer’s death or disability or upon the officer’s involuntary termination of service within one year after a change in control. Further, unvested stock options vest upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested stock options, unless the Compensation Committee takes specific action to vest some or all of the unvested options. The value of accelerated options was calculated by multiplying the number of shares times the difference between the closing price of the common stock on the last business day of 2018 and the exercise price of the options. Please refer to the discussions above at “Compensation Discussion and Analysis” for more information about stock options.
Equity Incentives — Restricted Stock Awards.   Unvested RSAs vest upon a change in control. Upon the retirement, death or disability of a named executive officer, the Compensation Committee has discretion to accelerate the vesting of unvested RSAs. Upon any termination, including the retirement, death or disability, the named executive officer forfeits his unvested RSAs, unless the Compensation Committee takes specific action to vest some or all of the unvested stock. Accordingly, the table below reflects the accelerated vesting of this stock upon a change in control. An executive forfeits all undistributed shares upon the termination of the executive’s employment for all other reasons.
Equity Incentives — Restricted Stock Units.   Upon the retirement, death or disability of a named executive officer, the vesting of unvested RSUs is accelerated to the date of such event. Further, unvested RSUs will vest if within one year after a change in control, the named executive officer is involuntarily terminated. Upon any other termination, the named executive officer forfeits his unvested RSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested stock. Accordingly, the table below reflects the accelerated vesting of this stock upon retirement, death or disability of the named executive officer or a change in control.
Equity Incentives — Performance Share Units.   Unvested PSUs vest upon the named executive officer’s death or disability. Upon a change in control, unvested PSUs vest if the change in control occurs after nine months have elapsed in the performance period, otherwise the unvested PSUs are terminated. Further, unvested PSUs vest pro rata based on the period employment during the performance period upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested PSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested PSUs. Accordingly, the table below reflects the accelerated vesting of the PSUs upon the named executive officer’s qualified retirement, death or disability or upon a change in control in compliance with the rules set forth above. An executive forfeits all undistributed PSUs upon the termination of the executive’s employment for all other reasons.
Non-Equity Incentives — CIP.   Upon a change in control, the CIP benefit will be payable on a pro-rata basis based on the target level benefit. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the Company’s most recently completed fiscal year. That date coincides with the last date of the performance period under CIP for 2018. As a result of such assumption, the Company could make a full payment under the terms of CIP based on the achievement of CIP goals for the year ending December 31, 2018, and such amounts would not be increased or enhanced as the result of the executive’s termination or the change in control. Such amounts are reported in the Summary Compensation Table.
Retirement Arrangements — Makris Agreement, Fehlman Agreement, Casteel Agreements and Ledbetter Agreement.   Upon a change in control, the sole participant under each of the Makris Agreement, Fehlman Agreement, Casteel Agreements, and Ledbetter Agreement, Messrs. Makris, Fehlman, Casteel, and Ledbetter respectively, will become fully vested in the benefits under such agreements. Payment of the benefits would commence on the first day of the seventh calendar month following his termination of services to the Company. In the absence of a change in control, upon the death or disability of the participant or his retirement at or after age 60 for Mr. Fehlman, age 65 for Mr. Makris and age 67 for Mr. Casteel under the First Casteel Plan and age 69 for Mr. Casteel under the Second Casteel Plan, and age 60 for Mr. Ledbetter, each participant’s benefits under the respective plans will become fully vested and will become payable commencing on the first day of the seventh month after such event. In the event of the termination of the participant’s employment under any other conditions prior to his attaining age 60 for Mr. Fehlman, age 65 for Mr. Makris and age 67 for Mr. Casteel under the First Casteel Plan and age 69 for Mr. Casteel under the Second Casteel Plan, and age 60 for Mr. Ledbetter, all benefits under the respective plans are forfeited. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the most recently completed fiscal year. As a result of such assumption, each participant would become fully vested in the benefits under his plan.
Miscellaneous Benefits.   Under the CIC Agreements, which are discussed above at “Compensation Discussion and Analysis,” the Company is obligated to pay certain other benefits. This includes continuation of medical, dental, life and long-term disability insurance coverage for three years from the date of the change in control and certain tax gross-up payments for Messrs. Fehlman and Casteel only. The conditions to the Company’s obligations under the CIC Agreements are discussed above. Except for the benefits payable under the CIC Agreements, the Company has no obligation to continue any other perquisites after a named executive officer’s employment terminates.
Executive Benefits and Payments upon Termination	Retirement	Involuntary Not for Cause Termination	Change in Control Trigger Event Termination	Death or Disability
George A. Makris, Jr.,
Cash compensation programs	$0	$0	$4,470,000(a)	$0
Accelerated Vesting of Incentives(b)	$1,439,106	$0	$1,439,106	$1,439,106
Retirement Plans(c)	$0	$0	$1,937,115	$1,937,115
Other Benefits	$0	$0	$0	$0
Robert A. Fehlman
Cash compensation programs	$0	$0	$1,345,000(d)	$0
Accelerated Vesting of Incentives(b)	$507,310	$0	$507,310	$507,310
Retirement Plans(e)	$0	$0	$1,981,682	$1,981,682
Other Benefits and Tax Gross-Up(f)	$0	$0	$1,304,192(g)	$0
Marty D. Casteel
Cash compensation programs	$0	$0	$1,345,000(d)	$0
Accelerated Vesting of Incentives(b)	$508,516	$0	$508,516	$508,516
Retirement Plans(h)	$0	$0	$1,251,185	$1,251,185
Other Benefits and Tax Gross-Up(f)	$0	$0	$30,781(i)	$0
Stephen C. Massanelli
Cash compensation programs	$0	$0	$888,000(d)	$0
Accelerated Vesting of Incentives(b)	$320,284	$0	$320,284	$320,284
Retirement Plans	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$0

Executive Benefits and Payments upon Termination	Retirement	Involuntary Not for Cause Termination	Change in Control Trigger Event Termination	Death or Disability
Patrick A. Burrow
Cash compensation programs	$0	$0	$855,600(d)	$0
Accelerated Vesting of Incentives(b)	$291,348	$0	$291,348	$291,348
Retirement Plans	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$0
Mark W. Funke
Cash compensation programs	$0	$0	$1,302,000(d)	$0
Accelerated Vesting of Incentives(b)	$1,032,600	$0	$1,032,600	$1,032,600
Retirement Plans	$0	$0	$0	$0
Other Benefits	$0	$0	$0	$0
Barry K. Ledbetter
Cash compensation programs	$0	$0	$932,414(d)	$0
Accelerated Vesting of Incentives(b)	$296,195	$0	$296,195	$296,195
Retirement Plans(j)	$0	$0	$1,437,043	$1,437,043
Other Benefits	$0	$0	$0	$0

(a)
Under the Change in Control Agreements (“CIC”) between certain named executive officers and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of three times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

(b)
The payment due the named executive officer due to certain termination triggers, related to the Company’s equity compensation plans is made based on the specific terms and conditions associated with each plan. These amounts are attributable to the vesting of unvested restricted stock (including RSUs and PSUs) and stock options, as of December 31, 2018.

(c)
Mr. Makris’ benefit under the Makris Plan does not vest until he attains age 65, however he becomes fully vested upon his death, disability or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Makris Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of Mr. Makris’ benefit, as of December 31, 2018.

(d)
Under the Change in Control Agreements (“CIC”) between certain named executive officers and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of two times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

(e)
Mr. Fehlman’s benefit under the Fehlman Plan does not vest until he attains age 60; however, he becomes fully vested upon his death, disability or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Fehlman Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of his benefit, as of December 31, 2018.

(f)
The named executive officer is not receiving any enhanced payments regarding the Other Benefits as a result of the termination trigger. The amounts related to Other Benefits include the costs associated with continued participation in the Company’s health and welfare benefit plans for a period of 36 months under the applicable CIC Agreement. The amount related to the tax gross-up is a reimbursement for certain taxes that would be applicable to the payments and accelerated benefits occurring upon a change in control.

(g)
Upon a change in control, Mr. Fehlman would receive a monthly benefit of  $1,100.48 for the next 36 months for purposes of continued health and welfare benefits under the CIC and a tax gross-up payment of  $1,264,575.

(h)
Because Mr. Casteel has attained age 67, the benefits under the First Casteel Plan are fully vested. Mr. Casteel’s benefits under the Second Casteel Plan do not vest until he attains age 69; however, he becomes fully vested upon his death, disability or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Casteel Plans is also disclosed in the Pension Benefits Table. The value disclosed is the present value of his benefits, as of December 31, 2018.

(i)
Upon a change in control, Mr. Casteel would receive a monthly benefit of  $855.03 for the next 36 months for purposes of continued health and welfare benefits.

(j)
Mr. Ledbetter’s benefit under the Ledbetter Plan does not vest until he attains age 60, however he becomes fully vested upon his death, disability or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Ledbetter Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of his benefit, as of December 31, 2018.

As required by Item 402(u) of Regulation S-K, we are providing the following information:
For fiscal 2018, our last completed fiscal year:
•
The median of the annual total compensation of all employees of our company (other than Mr. Makris), was $46,624; and

•
The annual total compensation of Mr. Makris, our Chairman & CEO, was $4,585,590.

Based on this information, the ratio for 2018 of the annual total compensation of our Chairman & CEO to the median of the annual total compensation of all employees is 98 to 1.
We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:
•
As of December 31, 2018, our employee population consisted of approximately 2,610 individuals, including full-time, part-time, temporary, and seasonal employees employed on that date.

•
To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2018. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2018, but did not work for us the entire year. No full-time equivalent adjustments were made for part time employees.

•
We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•
After identifying the median employee, we added together all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of  $46,624.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table.
DIRECTOR COMPENSATION
The following table provides information with respect to the compensation of Directors of the Company during 2018, the most recently completed fiscal year.
The Company maintains an equity compensation plan for its outside directors. In accordance with SEC regulations, outright grants of stock are valued in accordance with the terms of the plan and consistent with Accounting Standards Codification Topic 718, Compensation — Stock Compensation, at the closing price of the stock on the date of grant. The Company discloses such expense ratably over the vesting period.
All Directors received an annual retainer of  $50,000, payable in SFNC Restricted Stock Units that vest in four substantially equal installments. In order for an installment to vest, the director must be serving on the board at the scheduled time of vesting. The first installment vests upon a director’s acceptance of the grant, and the second, third, and fourth installments vest on July 2, 2018; October 1, 2018; and January 2, 2019, respectively. The RSUs were issued on May 1, 2018 and valued at the closing price of SFNC on that date, $30.50.

Directors serving on committees receive an annual retainer for service on the committee as set forth in the table below. For any director appointed to a committee during the year, the retainer is prorated based upon the remaining period of service. Committee chairmen receive a stipend in addition to their committee retainer due to their increased responsibilities.
Committee	Member Retainer	Chairman Stipend
Audit	$10,000	$20,000
Compensation	$10,000	$10,000
Executive	$10,000	$20,000
Nominating & Corporate Governance	$10,000	$10,000
Risk	$10,000	$20,000
The Company maintains a voluntary deferred compensation plan in which non-employee directors may defer receipt of any part or all of their respective directors’ fees, including retainer fees, meeting fees and committee fees. The director must elect to participate in the plan prior to the calendar year for which the deferral will be applicable. Upon election, a director must elect the form of payment (lump sum or annual installments over two to five years) and the date of payment (attainment of a specified age or cessation of serving as a director of the Company). The sums deferred under the plan are credited to an account for the director along with earnings on the deferred sum at an interest rate equal to the yield on the ten-year U. S. Treasury bond, computed quarterly. The table below summarizes the compensation the Company paid the Directors during 2018.
DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Total ($)(b)
Jay D. Burchfield	$62,000	$50,020	$112,020
William E. Clark, II	$52,000	$50,020	$102,020
Steven A. Cossé	$92,000	$50,020	$142,020
Mark C. Doramus	$0	$122,073	$122,073
Edward Drilling	$52,000	$50,020	$102,020
Eugene Hunt	$42,000	$50,020	$92,020
Jerry Hunter	$42,000	$50,020	$92,020
Chris R. Kirkland	$52,000	$50,020	$102,020
Susan Lanigan	$42,000	$50,020	$92,020
George A. Makris, Jr.(c)	$0	$0	$9,763
W. Scott McGeorge	$57,000	$50,020	$107,020
Tom Purvis	$58,000	$50,020	$108,020
Robert L. Shoptaw	$82,000	$50,020	$132,020
Russell Teubner	$51,375	$50,020	$101,395
Mindy West	$12,000	$70,055	$82,055

(a)
The annual SFNC Board retainer is computed over the twelve-month period (May 1 – April 30) was awarded on May 1, 2018, consisting of 1,640 shares valued at the closing market price on that date, $30.50. The annual retainer vests in substantially equal quarterly installments, with the first installment vesting upon a director’s acceptance of the grant, and the second, third, and fourth installments vesting on July 2, 2018; October 1, 2018; and January 2, 2019, respectively. The other retainer payments are payable quarterly computed on a calendar year basis, with the first instalment payable in January and subsequent quarterly installments were payable on the first business day of each subsequent quarter (April 2, 2018; July 2, 2018; and October 1, 2018). At the election of each director, some or all of the other retainers may be paid in SFNC shares with such shares valued in January (at the conclusion of the election process). The first quarterly installment vests immediately upon acceptance and the remaining quarterly instalments vest on the payment dates. The grant date fair value calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation, are reported in this column. Please refer to footnote 14 to the Company’s financial statements for a discussion of the assumptions related to the calculation of such value.
(b)
Included in the Total are fees for service on the board and board committees of Simmons Bank for the directors in the amounts listed below:

Director	SB Board	SB Committees	SB Total
Burchfield	$12,000	$0	$12,000
Clark	$12,000	$32,500	$44,500
Cosse	$12,000	$0	$12,000
Doramus	$12,000	$10,000	$22,000
Drilling	$12,000	$20,000	$32,000
Hunt	$12,000	$10,000	$22,000
Hunter	$12,000	$10,000	$22,000
Kirkland	$12,000	$40,000	$52,000
Lanigan	$12,000	$10,000	$22,000
McGeorge	$12,000	$5,000	$17,000
Purvis	$12,000	$40,000	$52,000
Shoptaw	$12,000	$0	$12,000
Teubner	$12,000	$10,000	$22,000
West	$12,000	$0	$12,000
In addition, Mr. Teubner received $9,375 for his service on the board of directors of Bank SNB from January 1, 2018 until it merged into Simmons Bank on May 29, 2018, and Mr. Purvis received $6,000 for his service on the board of Southwest Bank from January 1, 2018 until it merged into Simmons Bank on February 20, 2018.
(c)
Prior to becoming an executive officer of the Company in 2013, Mr. Makris, as a director, elected to participate in the director’s deferred compensation plan and deferred certain director’s fees earned in previous years. In accordance with the terms of the director’s deferred compensation plan the deferred fees earn interest at a market rate. For 2018, Mr. Makris earned $9,763 on his deferred director’s fees under the directors deferred compensation plan. Since 2013, while Mr. Makris is an executive officer of the Company, he will not receive director’s fees or otherwise participate in the director compensation programs set forth above, except that his deferred director’s fees from prior years will continue to earn interest as provided in the director’s deferred compensation plan. Mr. Makris compensation as Chairman and Chief Executive Officer of the Company is disclosed in the preceding discussion concerning Executive Compensation.

AUDIT COMMITTEE
During 2018, the Audit Committee was composed of Robert L. Shoptaw (Chairman), Jay D. Burchfield, Edward Drilling, Eugene Hunt, Steve Cosse, Scott McGeorge, and Mindy West.
This committee provides assistance to the Board in fulfilling its responsibilities concerning accounting and reporting practices, by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries and the control systems of management and internal accounting controls. The Audit Committee has adopted a charter, which is available for review in the Investor Relations portion of the Company’s web site: www.simmonsbank.com. This committee met nine times in 2018.
Each of the listed committee members were independent as defined in Rule 5605 of the NASDAQ listing requirements when serving on the committee. The Board has determined that Messrs. Shoptaw and Cosse, along with Mrs. West, satisfy the requirements of  “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission and the independence standards applicable to audit committee financial experts as set forth in Reg. S-K of the Securities and Exchange Commission. The Board

has designated each of them as an “audit committee financial expert.” Further, the Board has determined that Mrs. West and Messrs. Shoptaw and Cosse each satisfy the requirements as a financially sophisticated audit committee member as set forth in Rule 5605(c) of the NASDAQ Listing requirements.
The Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from the independent auditors. All services obtained from the independent auditors during 2018, whether audit services or permitted non-audit services, were pre-approved by the Audit Committee. The Audit Committee has not adopted any additional pre-approval policies and procedures, but consistent with its charter, it may do so in the future.
The Audit Committee issued the following report concerning its activities related to the Company for the previous year:
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2018, with management.
The Audit Committee has discussed with BKD, LLP (“BKD”), its independent auditors, the matters required to be discussed by the Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board in PCAOB Release 2012-004;
The Audit Committee has received the written disclosures and the letter from independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants the independent accountants’ independence; and
Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
In its analysis of the independence of BKD, the Audit Committee considered whether the non-audit related professional services rendered by BKD to the Company were compatible with maintaining the principal accountant’s independence.
AUDIT COMMITTEE
Robert L. Shoptaw, Chairman	Jay D. Burchfield	Steve Cosse	Mindy West
Edward Drilling	Eugene Hunt	W. Scott McGeorge
PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Compensation Committee and the Board are committed to excellence in governance and are aware of the significant interest in executive compensation matters by investors and the general public.
The Company has designed its executive compensation program to attract, motivate, reward and retain the management talent required to achieve our corporate objectives and enhance shareholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.
The Company is presenting the following proposal, which gives you as a shareholder the opportunity to approve or disapprove our pay program for named executive officers by voting for or against the resolution set forth below (“say-on-pay” vote). While the vote on the resolution is advisory in nature and will not bind the Company to take any particular action, the Compensation Committee and the Board intend to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation program.
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED.”
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

PROPOSAL 4 — TO RATIFY SELECTION OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
The Audit Committee of the Board re-selected the accounting firm of BKD, LLP as independent auditors of Simmons First National Corporation and its subsidiaries for the fiscal year ending December 31, 2019, subject to a formal acceptance of an engagement letter from BKD, LLP, and seeks ratification of the selection by the Company’s shareholders.
Audit Fees
The aggregate fees billed to the Company for professional services rendered by BKD for the audit of the Company’s annual financial statements for the year ended December 31, 2018, and the reviews of the financial statements included in the Company’s Form 10-Q’s for 2018 were $980,000. The aggregate fees billed to the Company by BKD for such services in 2017 were $892,289.
Audit Related Fees
The aggregate fees billed to the Company for professional services rendered by BKD for the audit related fees during 2018 were $208,286. The aggregate fees billed to the Company by BKD for such services in 2017 were $259,821. These services are primarily for the audit services provided in connection with acquisitions and the 2018 offering of subordinated debt, audits of employee benefit plans and audit of the investment company.
Tax Fees
The aggregate fees billed to the Company for professional services rendered by BKD for tax services and preparation of tax returns during 2018 were $12,000. The aggregate fees billed to the Company by BKD for such services in 2017 were $11,400.
All Other Fees
There were no fees billed to the Company by BKD during 2018 or 2017 for services other than those set forth above.
Shareholder ratification of the Audit Committee’s selection of BKD as our independent auditors for the year ending December 31, 2019, is not required by our By-laws or otherwise. Nonetheless, the Board has elected to submit the selection of BKD to our shareholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of our common stock represented and entitled to vote at the annual meeting. If the selection of BKD as our independent auditors for the year ending December 31, 2019, is not ratified, the matter will be referred to the Audit Committee for further review.
Representatives of BKD are expected to be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF BKD AS OUR INDEPENDENT AUDITORS FOR 2019.
PROPOSAL 5 — TO AMEND THE SIMMONS FIRST NATIONAL CORPORATION
2015 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF OFFERINGS
AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER
The Company is presenting this proposal to amend the Simmons First National Corporation 2015 Employee Stock Purchase Plan (“2015 ESPP”) to increase the number of offerings from 10 to 20 and increase the aggregate number of shares of Company common stock which are reserved for issuance thereunder from 200,000 shares (on a split-adjusted basis) to 500,000 shares. The purpose of the proposed amendments is to provide the Company with the ability, beyond 2019 (when the 2015 ESPP in its current form is expected to expire), to continue to make available a convenient method for eligible employees of the Company and its affiliates to purchase shares of common stock of the Company at a favorable price through payroll deductions and to ensure that the Company has a sufficient reserve of common stock available under the 2015 ESPP to accommodate participation by eligible employees in plan offerings. If the amendment is approved by the shareholders, the 2015 ESPP will also be restated.

As we have previously stated, the opportunity to purchase the Company’s common shares through the 2015 ESPP is intended to provide an incentive to Company employees, who contribute and are expected to contribute materially to the continued success of the Company. The 2015 ESPP is a key part of the Company’s competitive total compensation policy for all employees. In addition, the Board views the 2015 ESPP as support for broad-based employee ownership in the Company, as well as a method for achieving such ownership that aligns the economic interests of the employees with shareholders.
The Company’s shareholders initially approved the 2015 ESPP on June 18, 2015. The Board approved the above-described amendments, subject to shareholder approval, at its December 13, 2018, meeting. The following is a summary of the principal features of the 2015 ESPP, as proposed to be amended and restated. This summary, however, is qualified in its entirety by reference to the complete text of the amended and restated 2015 ESPP, which is included as Appendix A to this proxy statement.
OFFERINGS.   The 2015 ESPP provides for purchase of the Company’s Class A common stock by eligible employees through a maximum of 20 offerings, each of 12 months’ duration. A total of 500,000 shares of the Corporation’s common stock are to be reserved for issuance pursuant to the 2015 ESPP. The fair market value of 500,000 shares of Common Stock, as of December 13, 2018, was $13,295,000, based upon the closing price of  $26.59 on the NASDAQ Stock Market’s Global Select Market on the previous trading day.
ELIGIBILITY.   The Compensation Committee of the Board will specify the eligibility criteria to participate in each offering under the 2015 ESPP. Generally, all employees of the Company and its subsidiaries will be eligible, provided that the following employees may be excluded from participation in an offering: (i) employees who have been employed less than 2 years, (ii) employees whose customary employment is 20 hours or less per week, (iii) employees whose customary employment is for not more than 5 months in any calendar year, (iv) highly compensated employees. No employee shall be eligible to participate in the 2015 ESPP if the employee owns (or will own after participation in the offering) more than five percent (5%) of the shares of the Company. At the present time, there are approximately 2,633 employees who would be eligible to participate in the 2015 ESPP.
PURCHASE OF SHARES.   Prior to each twelve month offering period, eligible employees will be entitled to elect to have an amount deducted from their pay and accumulated until the end of that offering period (not to exceed $25,000 per calendar year). Participants may increase, decrease or suspend their payroll deductions one time each offering period and may withdraw the balance of their payroll deduction account at the end of each offering period. At the end of each offering period, the balance of each participant’s payroll deduction account will be applied towards the purchase of the largest number of full shares of the Company’s Class A common stock possible, provided that the maximum number of shares that any participant may receive in any calendar year may not exceed the number of shares of SFNC Stock (rounded down to a whole number of shares) equal to $25,000 divided by the Fair Market Value of SFNC Stock determined at the commencement of the employee’s participation under the first offering for each calendar year in which the employee participates. Each participant will have such number of shares credited to his or her account at ETrade Financial Corporation (or such other broker as the Company may designate) or, upon election by the participant to participate in the Company’s dividend reinvestment plan, a statement showing the shares so issued for the benefit of the participant. Any benefits or amounts that will be received by or allocated to the participants under the 2015 ESPP, including the executive officers named in the Summary Compensation Table above, are not determinable.
PRICE.   The price at which the shares will be deemed to have been purchased (the “option price”) will be determined by the Compensation Committee, which price shall not less than the lesser of  (i) 85% of the fair market value of the common stock at the time the option is granted (“grant date”), or (ii) 85% of the fair market value of the common stock on the last day of the offering period (“exercise date”). In general, for purposes of the 2015 ESPP “fair market value” means the closing price as reported by NASDAQ for the previous trading day upon which at least one trade of the Company’s stock occurred.
ADMINISTRATION.   The Compensation Committee will administer the 2015 ESPP. The Committee has the authority, subject to the terms of the 2015 ESPP, to (i) adopt, alter, and repeal administrative rules and practices governing the plan; (ii) interpret the terms and provisions of the plan; and (iii) otherwise supervise the administration of the plan.

FEDERAL INCOME TAX CONSEQUENCES.   The 2015 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.
Grant and Exercise — Neither the granting of the option nor the purchase of stock on behalf of a participant pursuant to the 2015 ESPP will cause any federal income tax consequences to the participant or the Company.
Qualifying Disposition — If the participant holds the shares purchased pursuant to the 2015 ESPP for more than 1 year after the exercise date and 2 years after the grant date (“holding period”), upon selling the shares, the participant’s gain will be divided between ordinary income and long-term capital gain. The ordinary income element will equal the fair market value of the stock on the date of grant less the exercise price of the purchase right (“discount”), provided that the ordinary income element shall not exceed the amount of gain realized if such amount is less than the discount. Any remaining gain (and all loss) recognized on the disposition of the stock will be long-term capital gain (or loss). The Corporation will not receive an income tax deduction in the event the participant disposes of the shares after completion of the holding period.
Disqualifying Disposition — If the participant sells the shares before the expiration of the holding period, the participant will have made a “disqualifying disposition” and the participant’s gain may similarly be divided between ordinary income and long-term capital gain. The participant will realize ordinary income on the date of sale equal to the fair market value of the shares on the exercise date less the option price. Any further appreciation or depreciation in the value of the shares after the date the option was exercised is treated as a capital gain or loss. The Company will receive an income tax deduction in the same amount and at the same time as the participant realizes ordinary income, but not as to any amount which is subject to capital gains treatment.
NEW PLAN BENEFITS
The benefits to be received by the Company’s executive officers and employees as a result of the proposed amendment to the 2015 ESPP are not determinable, since the amounts of future purchases by participants are based on elective participant contributions. No purchase rights have been granted, and no shares of common stock have been issued, with respect to the 300,000-share increase for which shareholder approval is sought under this proposal. Should such shareholder approval not be obtained, then the 300,000-share increase will not be implemented.
HISTORICAL PLAN BENEFITS
The following table shows, as to each of the individuals or groups indicated, the aggregate number of shares of common stock purchased under the 2015 ESPP since its inception through December 31, 2018. No shares of common stock have been purchased under the 2015 ESPP by (i) any individual director nominee who is not an employee, (ii) the current non-employee directors as a group, or (iii) any associate of any of our directors (including nominees) or executive officers. No person received 5% or more of the total shares of common stock purchased under the 2015 ESPP since its inception.

Aggregate Purchases under the 2015 ESPP
Name and Position	Aggregate Number of Purchased Shares
George A. Makris, Jr. Chairman and CEO	2,669
Robert A. Fehlman Chief Financial Officer	420
Marty D. Casteel Senior Executive Vice President	654
Stephen C. Massanelli EVP, Chief Administrative Officer	0
Patrick A. Burrow EVP, General Counsel & Secretary	1,469
Mark W. Funke Southwest Division President	0
Barry K. Ledbetter Southeast Division President	0
All current executive officers as a group (8 persons)	7,203
All current and former employees, excluding current executive officers, as a group	138,376
EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about Company common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans as of December 31, 2018.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Stockholders	694,778	$22.42	2,428,376(b)
Equity Compensation Plans Not Approved by Stockholders	0	0	0
Total	694,778	$22.42	2,428,376

(a)
Does not include outstanding restricted stock awards, restricted stock units, or performance stock units.

(b)
Consists of 2,373,955 shares available for future issuance under the Simmons First National Corporation 2015 Incentive Plan and 54,421 shares available for future issuance under the 2015 ESPP.

As of February 12, 2019, the weighted average exercise price of all outstanding stock options is approximately $22.43 per share, and the weighted average remaining contractual life is approximately 6.41 years.
Adoption of Proposal 5 to amend the 2015 ESPP requires the affirmative vote of the holders of at least a majority of the shares of common stock of the Company voting on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE 2015 ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers of any company registered under that Act to file statements on SEC Forms 3, 4, & 5 with the Securities and Exchange Commission, showing their beneficial ownership in securities issued by such company. Based upon a review of such statements by the directors and officers of the Company for the preceding fiscal year, provided to the Company by such persons, the Company has identified one late Form 4 filing for one transaction for Mark Doramus, a Company director.
FINANCIAL STATEMENTS
A copy of the annual report of the Company for 2018 on Form 10-K required to be filed with the Securities and Exchange Commission, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this Proxy Statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.
Upon written request by any shareholder addressed to Patrick A. Burrow, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas 71611, a copy of the Company’s annual report for 2018 on Form 10-K required to be filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, will be furnished without charge.
PROPOSALS FOR 2020 ANNUAL MEETING
Shareholders who intend to submit proposals pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2020 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must submit such proposals to the Corporate Secretary of the Company at the Company’s principal executive offices no later than November 13, 2019. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for the 2020 Annual Meeting of Shareholders.
In addition, the Company’s by-laws provide that only such business (including, without limitation, the nomination of persons for election to the Board) which is properly brought before a shareholder meeting will be conducted. For business (including, without limitation, the nomination of persons for election to the Board) to be properly brought before an annual meeting of the shareholders by a shareholder, the shareholder must provide notice to the Corporate Secretary of the Company at the Company’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting of the shareholders. In the event that the Company did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of the shareholders is more than 30 days before or after the date of the current year’s annual meeting of the shareholders, the shareholder’s notice is timely only if it is delivered to the Secretary of the Corporation at the principal executive offices of the Company no later than the 10th day after the Company publicly announces the date of the current year’s annual meeting of the shareholders or the 90th day before the date of the current year’s annual meeting of the shareholders, whichever is later. To be in proper written form, a shareholder’s notice to the Company’s Corporate Secretary must comply with all requirements contained in the Company’s by-laws, a copy of which may be obtained upon written request to the Corporate Secretary of the Company.
Accordingly, a shareholder who intends to raise a proposal to be acted upon at the 2020 Annual Meeting of Shareholders, but who does not desire to include the same in the Company’s 2020 proxy statement, must provide written notice to the Company’s Corporate Secretary no earlier than December 19, 2019 nor later than January 18, 2020. The persons named as proxies in the Company’s proxy for the 2020 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any proposal which is properly brought before a shareholder meeting, and the Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
OTHER MATTERS
Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

FORWARD LOOKING STATEMENTS
Certain statements contained in this Proxy Statement may not be based on historical facts and should be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, those relating to the Company’s future growth, revenue, assets, asset quality, profitability and customer service, critical accounting policies, credit quality, liquidity, capital resources, market risk, earnings, acquisition strategy, legal and regulatory limitations and compliance and competition.
These forward-looking statements involve risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in the Company’s operating or expansion strategy; the effects of future economic conditions, governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates and their effects on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities; the Company’s ability to successfully complete mergers and acquisitions and integrate target companies’ businesses, ability to fully realize cost savings and other benefits of mergers and acquisitions, and business disruption following mergers and acquisitions; the effects of competition from other other financial institutions; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality and other risk factors. Other relevant risk factors are detailed in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2018. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance.
We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations, and you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.
BY ORDER OF THE BOARD OF DIRECTORS:
Patrick A. Burrow, Secretary
Pine Bluff, Arkansas
March 12, 2019

Appendix A

SIMMONS FIRST NATIONAL CORPORATION
FIRST AMENDED AND RESTATED
2015 EMPLOYEE STOCK PURCHASE PLAN
The Simmons First National Corporation 2015 Employee Stock Purchase Plan (“Plan”) was adopted by the Board of Directors (“Board”) of Simmons First National Corporation (“Company”) on December 15, 2014. This First Amended and Restated 2015 Employee Stock Purchase Plan (“A&R Plan”) was adopted by the Board of Directors of the Company on December 13, 2018. The effective date of the Plan was June 1, 2015. The A&R plan will become effective upon approval by the Company’s shareholders.
1. Purpose of Plan.   The purpose of the Plan is to provide eligible employees of the Company and its subsidiaries, whether now owned or hereafter acquired, a convenient opportunity to purchase shares of common stock of the Company through annual offerings financed by payroll deductions. As used in this Plan, “subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.
2. Qualification.   The Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (“Code”) and is not subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). It is the Company’s intention for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code, and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.
3. Administration.   The Plan is administered by the Compensation Committee, which consists of at least two or more members of the Board, none of whom are eligible to participate in the Plan and all of whom are “non-employee directors,” as such term is defined in Rule 16b-3(b)(3) of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended (“1934 Act”). The Compensation Committee shall prescribe rules and regulations for the administration of the Plan and interpret its provisions. The Compensation Committee may correct any defect, reconcile any inconsistency or resolve any ambiguity in the Plan. The actions and determinations of the Compensation Committee on matters relating to the Plan are conclusive. The Compensation Committee and its members may be addressed in care of the Company at its principal office. The members of the Compensation do not serve for fixed periods but may be appointed or removed at any time by the Board.
4. Stock Reservation.   An aggregate of 500,000 shares of Class A, $0.01 par value, common stock of the Company (“SFNC Stock”) is available for purchase under the Plan. Shares of SFNC Stock which are to be delivered under the Plan may be obtained by the Company by authorized purchases on the open market or from private sources, or by issuing authorized but unissued shares of SFNC Stock. In the event of any change in the SFNC Stock through recapitalization, merger, consolidation, stock dividend or split, combination or exchanges of shares or otherwise, the Compensation Committee may make such equitable adjustments in the Plan and the then outstanding offering as it deems necessary and appropriate including, but not limited to, changing the number of shares of SFNC Stock reserved under the Plan and the price of the current offering. If the number of shares of SFNC Stock that participating employees become entitled to purchase is greater than the number of shares of SFNC Stock available, the available shares shall be allocated by the Compensation Committee among such participating employees in such manner as it deems fair and equitable. No fractional shares of SFNC Stock shall be issued or sold under the Plan.
5. Eligibility to Participate.   All employees of the Company and such of its subsidiaries as shall be designated by the Compensation Committee will be eligible to participate in the Plan. Each offering may exclude from participation in the offering (i) employees who have been employed less than 2 years, (ii) employees whose customary employment is 20 hours or less per week, (iii) employees whose customary employment is for not more than 5 months in any calendar year, and (iv) highly compensated employees (within the meaning of section 414(q) of the Internal Revenue Code. No employee shall be eligible to participate in the Plan if, immediately after an option is granted under the Plan, the employee owns more than five percent (5%) of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary of the Company.
6. SFNC Stock Offerings.   The Company may make up to twenty (20) offerings of twelve (12) months’ duration each to eligible employees to purchase SFNC Stock under the Plan. An eligible employee as defined in the Offering may participate in such Offering by authorizing at any time prior to the first day of such Offering a payroll deduction for such purpose in a dollar amount, not exceeding any limitation set forth in the Offering, or in the event the participant is participating in more than one Offering during any calendar year a cumulative sum of  $25,000 per calendar year, provided that the maximum number of shares of SFNC Stock that may be acquired by any participant in any calendar year under the plan is limited to the Share Limitation for such year, as defined in Section 8 below. The Compensation Committee may at any time suspend an Offering if required by law or if determined by the Compensation Committee to be in the best interests of the Company.
7. Participant Accounts.   (a) The Company will maintain or cause to be maintained separate payroll deduction accounts for all participating employees for each Offering. All funds received or held by the Company or its subsidiaries under the Plan may be, but need not be, segregated from other corporate funds. Payroll deduction accounts will not be credited with interest. Any balance remaining in any employee’s payroll deduction account at the end of an Offering period will be refunded to the employee.
(b) Each participating employee will receive a statement of his or her payroll deduction account and the number of shares of SFNC Stock purchased therewith following the end of each Offering period.
(c) Subject to rules, procedures and forms adopted by the Compensation Committee, a participating employee may at any time during the offering period increase, decrease or suspend his or her payroll deduction, or may withdraw from participation in an offering. Under the initial rules established by the Compensation Committee, payroll deductions may not be altered more than once in each Offering period and withdrawal requests (effective on the last day of the offering) may be received on or before the last day of such offering. In the event of a participating employee’s retirement, death, disability or termination of employment, his or her participation in any offering under the Plan shall cease, no further amounts shall be deducted pursuant to the Plan, and the balance in the employee’s account shall be paid to the employee, or, in the event of the employee’s death, to the employee’s beneficiary designated on a form approved by the Compensation Committee (or, if the employee has not designated a beneficiary, to his or her estate).
8. Option Grant.   Each employee participating in any offering under the Plan will be granted an option, upon the effective date of such offering, for as many full shares of SFNC Stock as the amount of his or her payroll deduction account at the end of any offering period can purchase but not in excess of the share limitation, as defined below. No employee may be granted an option under the Plan which permits his or her rights to purchase SFNC Stock under the Plan, and any other stock purchase plan of the Company or a parent or subsidiary of the Company qualified under Section 423 of the Code, to exceed the number of shares of SFNC Stock (rounded down to a whole number of shares) equal to $25,000 divided by the of Fair Market Value of SFNC Stock determined at the time the option under the first Offering for each calendar year in which the employee participates (“Share Limitation”).
As of the last day of the Offering period, the payroll deduction account of each participating employee shall be totaled. If such account contains sufficient funds to purchase one or more full shares of SFNC Stock as of that date, the employee shall be deemed to have exercised an option to purchase the largest number of full shares of SFNC Stock (not exceeding the Share Limitation) at the purchase price. Such employee’s account will be charged for the amount of the purchase and the stock will be delivered in accordance with Section 13. Any remaining funds in the employee’s account will be refunded to the employee.
9. Purchase Price.   The Compensation Committee shall determine the purchase price of the shares of SFNC Stock which are to be sold under each offering, which price shall not be less than the lesser of  (i) an amount equal to 85 percent of the Fair Market Value of the SFNC Stock at the time such option is granted, or (ii) an amount equal to 85 percent of the Fair Market Value of the SFNC Stock at the time such option is exercised. “Fair Market Value” of a share of SFNC Stock on a given date is defined as the closing price of a share on the previous trading day (or, if none, on the most recent date on which there was one or more trades executed), as reported by the NASDAQ Global Select Market, or other similar service selected by the Compensation Committee. However, if the SFNC Stock is listed on a national securities exchange, “Fair Market Value” is defined as the last reported sale price of a share on the previous trading day, or if no sale took place, the last reported sale price of a share of stock on the most recent day on which a sale of a share of stock took place as recorded on such exchange. If the SFNC Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, “Fair Market Value” is defined as the fair market value of a share on such date as determined in good faith by the NCCGC. Nothing herein shall restrict the authority of the Compensation Committee to utilize different purchase price formula for separate Offerings, so long as such price formulas comply with the parameters set forth in this Section.
10. Non-Assignability of Option.   No option, right or benefit under the Plan may be transferred by a participating employee other than by will or the laws of descent and distribution, and all options, rights and benefits under the Plan may be exercised during the participating employee’s lifetime only by such employee or the employee’s guardian or legal representative. There are no restrictions imposed under the Plan upon the resale of shares of SFNC Stock issued under the Plan, however the timing of any resale could affect the income tax treatment of such sale.
11. Term, Termination and Amendments.   No offering under this plan shall be commenced after March 15, 2025, provided that the plan shall terminate earlier in the event all of the stock allocated to the plan has been purchased. The Board may terminate the Plan at any time, or make such amendment of the Plan as it may deem advisable, but no amendment may be made without the approval of the Company’s shareholders if it would materially: (i) increase the benefits accruing to participants under the Plan; (ii) modify the requirements as to eligibility for participation in the Plan; (iii) increase the number of shares which may be issued under the Plan, (iv) increase the cost of the Plan to the Company; or (v) alter the allocation of Plan benefits among participating employees.
12. Securities Law Compliance.   Certain officers of the Company are subject to restrictions under Section 16 (b) of the 1934 Act. With respect to such officers, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void if permitted by law and deemed advisable by the Compensation Committee.
13. Delivery of Shares.   SFNC Shares purchased under the Plan will be delivered to the participating employees account at E-Trade (or such other securities brokerage firm as the Company may from time to time designate to maintain employee stock accounts).
o – 0 – o

PROXY BALLOT
SIMMONS FIRST NATIONAL CORPORATION
April 17, 2019
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 17, 2019
The undersigned hereby constitutes and appoints William C. Bridgforth, Robert A. Fehlman and Marty D. Casteel as Proxies, each with the power of substitution, to represent and vote as designated on this proxy ballot all of the shares of common stock of Simmons First National Corporation held of record by the undersigned on February 12, 2019, at the Annual Meeting of Shareholders to be held on April 17, 2019, and any adjournment thereof. This proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS (1), (2), (3), (4), and (5).
(1)
To fix the number of directors at fifteen (15):

☐ FOR	☐ AGAINST	☐ ABSTAIN
(2)
ELECTION OF DIRECTORS:

Jay D. Burchfield	☐ FOR	☐ WITHHOLD	Susan Lanigan	☐ FOR	☐ WITHHOLD
William E. Clark, II	☐ FOR	☐ WITHHOLD	George A. Makris, Jr.	☐ FOR	☐ WITHHOLD
Steven A. Cosse	☐ FOR	☐ WITHHOLD	W. Scott McGeorge	☐ FOR	☐ WITHHOLD
Mark C. Doramus	☐ FOR	☐ WITHHOLD	Tom E. Purvis	☐ FOR	☐ WITHHOLD
Edward Drilling	☐ FOR	☐ WITHHOLD	Robert L. Shoptaw	☐ FOR	☐ WITHHOLD
Eugene Hunt	☐ FOR	☐ WITHHOLD	Russell Teubner	☐ FOR	☐ WITHHOLD
Jerry Hunter	☐ FOR	☐ WITHHOLD	Mindy West	☐ FOR	☐ WITHHOLD
Chris R. Kirkland	☐ FOR	☐ WITHHOLD
(3)
To adopt the following non-binding resolution approving the compensation of the named executive officers of the Company:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.”
☐ FOR	☐ AGAINST	☐ ABSTAIN
(4)
To ratify the Audit Committee’s selection of the accounting firm of BKD, LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2019:

☐ FOR	☐ AGAINST	☐ ABSTAIN
(5)
To amend the Simmons First National Corporation 2015 Employee Stock Purchase Plan to increase the number of offerings from 10 to 20 and the number of shares reserved for issuance thereunder from 200,000 to 500,000:

☐ FOR	☐ AGAINST	☐ ABSTAIN
(5)
Upon such other business as may properly come before the meeting or any adjournments thereof.

The undersigned acknowledges receipt of this ballot, Notice of Annual Meeting, Proxy Statement and Company Report.
Signature(s) of Shareholder(s)	Date
Signature(s) of Shareholder(s)	Date
IMPORTANT: Please date and sign this proxy ballot exactly as the ownership appears below. If held in joint ownership, all owners must sign this ballot. Please return promptly in the envelope provided.